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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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U.S. Bancorp
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usbancorp

Building your trust every day

2018 Proxy Statement

A message from our Executive Chairman

Fellow shareholders:

It has been my distinct honor to serve U.S. Bancorp, our communities, our customers, our shareholders, and of course, our exceptional employees over these past 25 years. It is with great confidence that we add the Chairman responsibilities to President and Chief Executive Officer Andy Cecere's role at our 2018 annual meeting of shareholders.

You are in great hands with Andy at the helm, supported by a strong independent board and a management team that was recently recognized by FORTUNE magazine as the Strongest Management Team in its annual "World's Most Admired Companies" survey.

Over the course of my 42 years in the banking industry, I have learned many things, but one truth outweighs them all: people always come first.

I am proud that we deliver a consistent, predictable and repeatable financial performance quarter after quarter. I am proud that we have among the best debt ratings in the banking industry. And I am proud that our bank is deeply embedded in the communities we serve.

Most importantly, however, I am proud that U.S. Bancorp represents a culture of trust and ethics and that all 74,000 of our dedicated employees invest their hearts and minds to power human potential. Every single day.

It is because of this truth — and how it is embraced by everyone at U.S. Bancorp — that we will continue to create value for our shareholders, customers and communities for years to come.

People always come first and it is a principle I will carry with me as I pursue my life passions in the next chapter of my journey. Thank you for this remarkable privilege.

Sincerely,

Richard K. Davis

U.S. Bancorp 2018 Proxy Statement

A message from our Lead Director

Fellow shareholders:

It is a great honor to serve as the Lead Director of our Board of Directors. In this role, I have the privilege of working closely with the company's other leaders from the Board and executive team. I have seen firsthand how our shareholders have benefited from the leadership of Richard Davis as CEO from 2006 to 2017 and as Chairman since 2007. I have also seen how seamlessly the responsibilities of CEO transitioned from Richard to Andy Cecere last year, and I have every confidence that the success Andy has already demonstrated as CEO will carry over into his additional role as Chairman.

The other independent directors and I have tremendous confidence in Andy's ability to execute on our company's growth strategy and to create long-term value for our shareholders, customers and communities. We know that Andy's leadership will help U.S. Bancorp preserve its industry-leading financial performance, strong culture and engaged workforce. Our shareholders are fortunate to experience this continuity of governance.

Saying good-bye to Richard at the annual meeting will be bittersweet. I hope you will join the Board of Directors in thanking him for his years of dedicated service to our company and the entire banking industry, and in wishing him the very best as he heads into an exciting new chapter of his life.

The composition of the Board continues to evolve as well. We were pleased to add Rick McKenney to our ranks this past year and have welcomed the fresh perspective and new areas of expertise he brings to the Board. We will recognize Doug Baker's many contributions to the company when he steps down from the Board at the annual meeting, and we are grateful for his years of service.

Amid these changes in leadership and membership, the Board of Directors' role remains constant: we provide independent oversight of the work our company does to deliver excellent financial results and to return capital to our investors, always making sure that the work is done responsibly and with the utmost integrity. As Lead Director, I serve as a resource to the other independent directors and represent the interests of our shareholders in the boardroom. The attached proxy statement describes the duties and responsibilities of the Lead Director in detail.

I look forward to continuing to serve you during 2018.

Sincerely,

David B. O'Maley

U.S. Bancorp 2018 Proxy Statement

Notice of Annual Meeting of Shareholders of U.S. Bancorp

Date and time:	Tuesday, April 17, 2018, at 11:00 a.m., local time
Place:	Hyatt Regency Albuquerque Grand Pavilion 330 Tijeras NW Albuquerque, NM 87102
Items of business:	1.	The election of the 14 directors named in the proxy statement
	2.	The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2018 fiscal year
	3.	An advisory vote to approve the compensation of our executives disclosed in the proxy statement
	4.	Any other business that may properly be considered at the meeting or any adjournment of the meeting
Record date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 20, 2018.
Voting by proxy:
It is important that your shares be represented and voted at the meeting. You may vote your shares by Internet or telephone by no later than 11:59 p.m., Eastern time, on April 16, 2018 (or April 12, 2018, for shares held in the U.S. Bank 401(k) Savings Plan), as directed in the proxy materials. If you received a printed copy of the proxy materials, you may also complete, sign and return the enclosed proxy card or voting instruction form by mail. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. We encourage you to vote by Internet or telephone to reduce mailing and handling expenses.
Internet availability of proxy materials:	Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 17, 2018: Our proxy statement and 2017 Annual Report are available at www.proxyvote.com.

By order of the Board of Directors

Laura F. Bednarski

Corporate Secretary

March 6, 2018

U.S. Bancorp 2018 Proxy Statement

Proxy statement table of contents

1	U.S. Bancorp 2018 Proxy Statement

Proxy statement highlights

Proxy statement highlights

This highlights section does not contain all of the information that you should consider before voting. Please read the entire proxy statement carefully.

2018 Annual Meeting of Shareholders

Date and time:	Tuesday, April 17, 2018, at 11:00 a.m. local time
Place:	Hyatt Regency Albuquerque Grand Pavilion 330 Tijeras NW Albuquerque, NM 87102
Record date:	February 20, 2018

Voting matters and Board recommendations

Proposal		Board recommendation	For more information

Proposal 1 –	The election of the 14 director nominees named in the proxy statement	"FOR" all nominees	Page 10

Proposal 2 –	The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2018 fiscal year	"FOR"	Page 70

Proposal 3 –	An advisory vote to approve the compensation of our executives disclosed in the proxy statement	"FOR"	Page 71

How to cast your vote

The Board of Directors of U.S. Bancorp is soliciting proxies for use at the annual meeting of shareholders to be held on April 17, 2018, and at any adjournment or postponement of the meeting. The proxy materials were first made available to shareholders on or about March 6, 2018.

Your vote is important! Please cast your vote and play a part in the future of U.S. Bancorp.

Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:

Internet www.proxyvote.com	Telephone	Mail

The voting deadline is 11:59 p.m., Eastern time, on April 16, 2018 (or April 12, 2018, for shares held in the U.S. Bank 401(k) Savings Plan).

U.S. Bancorp 2018 Proxy Statement	2

Proxy statement highlights

About U.S. Bancorp

U.S. Bancorp (NYSE traded: USB) is the parent company of U.S. Bank National Association, the 5th largest commercial bank in the United States.

Founded Customers Branches ATMs Assets Deposits Loans As of 12/31/17	1863 18.7M 3,067 4,771 $462B $347B $280B

"World's Most Ethical Companies" and "Ethisphere" names and marks are registered trademarks of Ethisphere LLC.

3	U.S. Bancorp 2018 Proxy Statement

Proxy statement highlights

Director nominee highlights

Name	Age	Director since	Primary occupation	Committee memberships	Independent
Warner L. Baxter	56	2015	Chairman, President and Chief Executive Officer, Ameren Corporation	CP (Chair), A, E

Marc N. Casper	49	2016	President and Chief Executive Officer, Thermo Fisher Scientific Inc.	CP, PR

Andrew Cecere	57	2017	President and Chief Executive Officer, U.S. Bancorp	CP, RM	CEO

Arthur D. Collins, Jr.	70	1996	Retired Chairman and Chief Executive Officer, Medtronic, Inc.	C (Chair), G, E

Kimberly J. Harris	53	2014	President and Chief Executive Officer, Puget Energy, Inc. and Puget Sound Energy, Inc.	PR (Chair), G, E

Roland A. Hernandez	60	2012	Founding Principal and Chief Executive Officer, Hernandez Media Ventures	A (Chair), PR, E

Doreen Woo Ho	70	2012	Commissioner, San Francisco Port Commission	CP, RM

Olivia F. Kirtley	67	2006	Business Consultant	RM (Chair), C, E

Karen S. Lynch	55	2015	President, Aetna Inc.	A, PR

Richard P. McKenney	49	2017	President and Chief Executive Officer, Unum Group	PR, RM

David B. O'Maley Lead Director	71	1995	Retired Chairman, President and Chief Executive Officer, Ohio National Mutual Holdings, Inc. and Ohio National Financial Services, Inc.	C, G, E

O'dell M. Owens, M.D., M.P.H.	70	1991	President and Chief Executive Officer, Interact for Health	CP, C

Craig D. Schnuck	69	2002	Former Chairman and Chief Executive Officer, Schnuck Markets, Inc.	G, RM

Scott W. Wine	50	2014	Chairman and Chief Executive Officer, Polaris Industries Inc.	A, C

A	Audit Committee	PR	Public Responsibility Committee
CP	Capital Planning Committee	RM	Risk Management Committee
C	Compensation and Human Resources Committee	E	Executive Committee
G	Governance Committee

U.S. Bancorp 2018 Proxy Statement	4

Proxy statement highlights

Director nominee highlights

5	U.S. Bancorp 2018 Proxy Statement

Proxy statement highlights

Shareholder engagement highlights

Topics addressed in 2017 shareholder conversations
▶ Executive compensation program
– In the spring, we asked our shareholders about concerns they might have when considering their Say on Pay vote
– Our shareholder conversations in the fall focused on the changes we were planning to make to the executive compensation program for 2018
▶ Board composition and leadership
▶ Corporate financial performance
▶ Corporate social responsibility

U.S. Bancorp 2018 Proxy Statement	6

Proxy statement highlights

Executive compensation highlights

The approval rate of our Say on Pay vote at the 2017 annual meeting was 74.7%, compared to 96.2% the prior year. Our Compensation and Human Resources Committee has been committed to understanding the shareholder concerns that drove the drop in approval rate and to making the executive compensation program more responsive to shareholder priorities.

What our shareholders told us
▶ The one-year performance period we had been using for our performance-based restricted stock units ("PRSUs") is too short
▶ Concerns that target levels of return on equity ("ROE") used as a performance metric for PRSUs had been lowered while payouts under those awards increased
▶ The company-wide Appreciation Award made in 2016, which resulted in a 10% increase in equity awards for all named executive officers that year, should not have been applied to the executive team
How the Compensation and Human Resources Committee responded to the feedback
▶ The Committee engaged Meridian Compensation Partners as its new independent compensation consultant

▶

With Meridian's help, the Committee examined the structure of our executive compensation program in its entirety and made several changes to better align pay with corporate performance and market practices while continuing to attract and retain top talent

Significant compensation program enhancements for 2018
▶ Expanded the PRSU performance period from one to three years, with corresponding cliff vesting
▶ Increased transparency in the goal-setting process for PRSU performance metrics by using an absolute ROE goal that is consistent with the company's long-range financial goal as provided to investors
▶ Eliminated stock options from the program and introduced restricted stock units to reduce the program's risk profile while increasing retention value
▶ Made a commitment that if any special company-wide equity grants similar to the 2016 Appreciation Award are made in the future, the program will not extend to executive officers

▶

Imposed a hold-until-retirement stock ownership requirement for executive officers: the CEO must now hold 50% of the net value of vested stock awards and exercised options until retirement, and other executive officers must hold 25%

7	U.S. Bancorp 2018 Proxy Statement

Proxy statement highlights

Corporate performance highlights

We have consistently outpaced our peers in return on tangible common equity (ROTCE)1

Why we use ROTCE as a key measure of corporate performance

ROTCE — which excludes goodwill and identified intangible assets — measures the performance of businesses consistently, whether they were acquired or developed internally. We believe that evaluating ROTCE over time, in conjunction with other return and profitability metrics, provides investors with a comprehensive view of how effectively a company is managing shareholders' capital.

Over each of the last 10 years, we have produced an ROTCE that has exceeded the median ROTCE for banks in our financial peer group, and in all but one of those 10 years, we produced the highest ROTCE of any peer bank.

Other measures of our strong performance in 2017

U.S. Bancorp 2018 Proxy Statement	8

Proxy statement highlights

Governance highlights

Board independence
▶ Strong Lead Director position: Our independent directors elect from among their ranks a Lead Director, who has broad authority and responsibility over Board governance and operation.
▶ Key committees independent: Independent directors comprise 100% of each of the Audit, Compensation and Human Resources, and Governance Committees.
▶ Regular executive sessions: The full Board and its standing committees each meet in executive session on a regular basis without members of management present.

Board accountability

▶

Majority voting: Our directors are elected annually by a majority of votes cast in uncontested elections. All nominees submit a contingent resignation in writing, which would become effective if the director failed to receive a majority of votes cast and the Board accepted the resignation.

▶ Board not classified: All of our directors are elected annually.

Shareholder rights

▶

Proxy access: A shareholder or group of up to 20 shareholders that has held at least 3% of our company's stock for at least three years is able to nominate directors to fill up to 20% of the Board seats (but at least two directors).

▶ Special meeting: Holders of at least 25% of our stock are able to call a special meeting of shareholders.
▶ No poison pill: Our company does not maintain a shareholder rights plan.

Board effectiveness
▶ Board, committee and individual evaluations: The Governance Committee annually conducts rigorous Board assessments, including evaluations of committees and individual directors.

▶

Overboarding restrictions: A director may not serve on more than three other boards of public companies in addition to ours, and a director who is a CEO of a public company may not serve on more than two other boards, unless the Board determines that the director's service to our Board would not be impaired.

▶ Retirement policy: Our Board does not have a rigid retirement policy but instead evaluates for appropriateness the continued service of a director when he or she reaches the age of 72.

▶

Meeting attendance: Directors are expected to attend all meetings of the Board and the committees on which they serve and all annual meetings of shareholders. The average Board and committee meeting attendance rate of all directors in 2017 was 99%, and all directors serving at the time attended the 2017 annual meeting.

Director/shareholder alignment
▶ Stock ownership: Each non-employee director is expected to hold stock equal in value to five times the annual cash retainer.

▶

No hedging or pledging: Like our executive officers, our directors are prohibited from holding our company's securities in a margin account or otherwise pledging those securities as collateral for a loan and from engaging in any hedging transactions involving the company's securities.

9	U.S. Bancorp 2018 Proxy Statement

Proposal 1 — Election of directors

Proposal 1 — Election of directors

Our Board of Directors currently has 16 members, and directors are elected annually to one-year terms. Two of our current directors — Richard K. Davis, currently our Executive Chairman, and Douglas M. Baker, Jr. — are not standing for re-election at the 2018 annual meeting of shareholders. All of our other current directors have been nominated for election by the Board to hold office until the 2019 annual meeting and the election of their successors.

All of the nominees currently serve on our Board, and each of them has previously been elected by the shareholders, except for Richard P. McKenney. Mr. McKenney was elected to the Board in October 2017. The Board has determined that, except for Andrew Cecere, each nominee for election as a director at the annual meeting is independent from U.S. Bancorp as discussed later in this proxy statement under "Corporate Governance — Director Independence."

Director selection and nomination considerations

Director nominee selection process

The selection process for first-time director candidates includes the following steps:

  ▶
  identification of candidates by the Governance Committee based upon information provided by a director search firm, suggestions from current directors and executive officers, or recommendations received from shareholders;

  ▶
  interviews of candidates by the Lead Director and other directors;

  ▶
  reports presented to the Board by the Governance Committee on the candidates and selection process;

  ▶
  recommendations made by the Governance Committee; and

  ▶
  election by the Board or formal nomination by the Board for inclusion in the slate of directors at the annual meeting.

Director candidates recommended by shareholders are given the same consideration as candidates suggested by a search firm, directors or executive officers. A shareholder seeking to recommend a prospective candidate for the Governance Committee's consideration should submit the candidate's name and sufficient written information about the candidate to permit a determination by the Governance Committee of whether the candidate meets the director selection criteria set forth in our Corporate Governance Guidelines. Recommendations should be sent to the Chair of the Governance Committee in care of the Corporate Secretary of U.S. Bancorp at the address listed on page 79 of this proxy statement.

Director nomination considerations

Our Governance Committee continuously assesses the evolving opportunities and challenges facing our company in order to align the Board's composition with the company's leadership needs and strategic direction. When nominating new and incumbent directors, our Governance Committee considers the following factors:

  ▶
  Personal qualities:  The Governance Committee will only consider individuals as candidates for director who possess the highest personal and professional ethics and integrity, and who are committed to representing the long-term interests of all of our shareholders. Directors must be able to work in a collegial manner with persons of different education, business and cultural backgrounds.

  ▶
  Business skills and qualifications:  The Governance Committee considers the balance of business experience represented on the Board at any one time and also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current members in order to identify any specific skills and backgrounds desirable in future Board members. As part of this process, the Governance Committee identifies the particular areas of professional experience and skill sets represented on the Board and compares them to the set of skills that the Committee believes is important to have represented among the directors at any given time. Any gaps become focus areas for director search efforts.

  –
  Chief executive experience:  Ten of our nominees are current or former CEOs of large publicly held or private corporations. Directors with a CEO background bring to our Board experience overseeing management, finance, marketing and execution of corporate strategy.

  –
  Risk management:  Eight of our nominees have specific risk management expertise, gained either through leadership at a critical infrastructure company or financial services institution. Directors with this expertise help our Board identify and assess the many and varied risks facing our company as a large financial institution.

U.S. Bancorp 2018 Proxy Statement	10

Proposal 1 — Election of directors
    –
    Financial reporting and accounting:  Six of our nominees have specialized financial reporting qualifications, such as past experience as a CPA or the CFO of a large corporation. Directors with these qualifications are particularly well suited to overseeing the quality and integrity of our company's financial statements.

    –
    Financial services industry expertise:  Five of our nominees have leadership experience within the financial services industry. Directors with this experience contribute to our Board a deep knowledge of the business challenges and opportunities facing our company.

    –
    Regulated industry expertise:  Four of our nominees have leadership experience in a regulated industry other than financial services. Directors with this expertise bring to our Board a valuable perspective on how an extensive regulatory framework intersects with strategic and operational planning.

    –
    Corporate governance:  Three of our nominees bring to our Board significant leadership experience on the boards of other publicly held corporations and/or experience working in the field of corporate governance. Directors with this experience help our Board fulfill its oversight function effectively.

    –
    Community and customer experience:  Three of our nominees have significant leadership experience in a consumer-focused business other than financial services or in community service organizations. Directors with this experience help our Board appreciate how the work our company does connects to retail customers and individuals living in the communities we serve.

  ▶
  Diversity:  Our Governance Committee regularly reviews the composition of the Board in light of the backgrounds, industries, skills, professional experience, geographic communities, gender, race, ethnicity and other personal qualities and attributes represented by our current members. The Governance Committee incorporates this broad view of diversity into its director nomination process and is committed to ensuring that the Board's composition as a whole appropriately reflects the current and anticipated needs of the Board and the company, and actively seeks women and people of color as candidates in every search effort.

  ▶
  Tenure:  Our Governance Committee believes that it is important to maintain a balance of tenure on the Board, in order to benefit from the business, industry and governance experience of longer-serving directors; the fresh perspectives contributed by new directors; and the value of continuity as Board composition changes. Our Governance Committee approaches its task of recommending candidates for election or re-election with the goal of having a mix of directors with long, medium and short tenures on the Board. It therefore aims to have a measured rate of Board refreshment. Over the last three years, five independent directors have departed from the Board (not including the upcoming departure of Mr. Baker, who is not seeking re-election at the annual meeting), and four independent directors have joined the Board.

  ▶
  Capacity:  Serving on the board of a large financial institution requires a significant commitment of time and energy, and directors must be willing and able to devote sufficient attention to carrying out their duties and responsibilities effectively. The Governance Committee will consider the professional and other demands placed on candidates, including service on the boards of public companies or other large, complex organizations. In no event may a director serve on more than three other boards of public companies in addition to our Board, and a director who serves as the CEO of a public company may not serve on more than two other boards of public companies in addition to our Board, unless the Board determines that the director's service to our company would not be impaired.

  ▶
  Retirement and other considerations for incumbent directors:  The Governance Committee's decision to renominate an incumbent director is also informed by the director's past attendance, participation in the work of the Board and overall contribution to the Board, as assessed in the annual board evaluation process. In addition, the Governance Committee will evaluate any director's continued service on the Board for appropriateness in each of the following circumstances: the director has a change in employment or other major responsibilities, an employee director ceases to be a company employee, and the director reaches the age of 72.

2018 nominees for director

Each of the director nominees named below has agreed to serve as a director if elected. Proxies may not be voted for more than 14 nominees. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the

11	U.S. Bancorp 2018 Proxy Statement

Proposal 1 — Election of directors

Board of Directors, at its option, may reduce the number of directors that are nominated for election. In addition, as described below under "Corporate Governance — Majority Vote Standard for Election of Directors," each of the nominees has tendered his or her contingent resignation as a director in accordance with our Corporate Governance Guidelines, to be effective if he or she fails to receive a majority of the votes cast in an uncontested election and the Board accepts the tendered resignation.

Included below is certain information that the director nominees have provided as well as additional information that the Board considered in nominating them. Board service dates listed include service as directors of U.S. Bancorp's predecessor companies.

Warner L. Baxter Director since 2015 Committees ▶ Chair, Capital Planning ▶ Audit ▶ Executive	Business experience: Mr. Baxter, 56, is the Chairman, President and Chief Executive Officer of Ameren Corporation, a regulated electric and gas utility company serving customers in Missouri and Illinois. He has served in these positions since 2014. Mr. Baxter served as Chairman, President and Chief Executive Officer of Ameren Missouri from 2009 to 2014 and as Executive Vice President and Chief Financial Officer of Ameren Corporation from 2003 to 2009. In addition, he also served as President and Chief Executive Officer of Ameren Services from 2007 to 2009.

Other directorships:

▶

Ameren Corporation since 2014 (Chairman)

▶

UMB Financial Corporation from 2013 to 2015

Skills and qualifications:

▶

Chief executive experience: Mr. Baxter's experience as a current CEO of a Fortune 500 company provides valuable leadership insight to the Board.

▶

Financial reporting and accounting: Through his past experience as the CFO and Controller of a large publicly traded company, Mr. Baxter brings extensive financial reporting and accounting expertise to our Board.

▶

Regulated industry expertise: As the current President and CEO of a company in a highly regulated industry, Mr. Baxter provides valuable perspective on regulatory and business challenges facing our company.

▶

Risk management: As the current President and CEO of a company in a critical infrastructure industry, Mr. Baxter brings valuable risk management expertise to our Board of Directors.

Marc N. Casper Director since 2016 Committees ▶ Capital Planning ▶ Public Responsibility	Business experience: Mr. Casper, 49, is the President and Chief Executive Officer of Thermo Fisher Scientific Inc., a leader in life sciences and healthcare technologies. He has served as President and Chief Executive Officer since 2009. He served as Executive Vice President and Chief Operating Officer from 2008 to 2009 and Executive Vice President of Thermo Fisher and President of its Analytical Technologies business from 2006 to 2008. He joined Thermo Electron Corporation, a predecessor to Thermo Fisher Scientific, in 2001 and held various leadership positions within that company before being named Executive Vice President of Thermo Fisher in 2006.

Other directorships:

▶

Thermo Fisher Scientific Inc. since 2009

▶

Zimmer Holdings, Inc. from 2009 to 2013

Skills and qualifications:

▶

Chief executive experience: Mr. Casper's experience as the CEO of a large life sciences and healthcare technologies company gives him broad and valuable leadership experience.

▶

Regulated industry expertise: Mr. Casper's experience as the leader of a company in a heavily regulated industry gives him valuable insight on regulatory challenges.

U.S. Bancorp 2018 Proxy Statement	12

Proposal 1 — Election of directors

Andrew Cecere Director since 2017 Committees ▶ Capital Planning ▶ Risk Management	Business experience: Mr. Cecere, 57, is the President and Chief Executive Officer of U.S. Bancorp. He has served in this position since April 2017 and as President and Chief Operating Officer from January 2016 to April 2017, after having served as Vice Chairman and Chief Operating Officer from January 2015 until January 2016. From February 2007 until January 2015, Mr. Cecere served as U.S. Bancorp's Vice Chairman and Chief Financial Officer, after having served as Vice Chairman, Wealth Management and Investment Services of U.S. Bancorp since the merger of Firstar Corporation and U.S. Bancorp in February 2001. Previously, he had served as an executive officer of the former U.S. Bancorp, including as Chief Financial Officer from May 2000 through February 2001. Mr. Cecere has been elected by the Board to serve as Chairman of the Board of Directors of U.S. Bancorp, effective April 17, 2018.

Other directorships:

▶

Donaldson Company, Inc. since 2013 (Audit Committee)

Skills and qualifications:

▶

Chief executive experience: As CEO of U.S. Bancorp, Mr. Cecere brings to all Board discussions and deliberations deep knowledge of the company and its business.

▶

Financial reporting and accounting: Through his service on the audit committee of a public company, as well as his past experience as CFO of U.S. Bancorp, Mr. Cecere brings valuable financial reporting and accounting expertise to our Board.

▶

Financial services industry expertise: Mr. Cecere has deep expertise in the financial services industry, gained through a career of more than 30 years at U.S. Bancorp.

▶

Risk management: Mr. Cecere brings to our Board valuable risk management expertise gained through his work as CFO, Chief Operating Officer, and then CEO of U.S. Bancorp during the challenging regulatory and market environment of recent years.

Arthur D. Collins, Jr. Director since 1996 Committees ▶ Chair, Compensation and Human Resources ▶ Governance ▶ Executive	Business experience: Mr. Collins, 70, is the retired Chairman and Chief Executive Officer of Medtronic, Inc., a leading medical device and technology company. Mr. Collins served as Chairman of Medtronic from 2002 until August 2008 and Chief Executive Officer from 2002 until August 2007. Mr. Collins served as President of Medtronic from 1996 to 2002 and also as Chief Operating Officer from 1994 to 2002. Since April 2009, Mr. Collins has acted as a senior advisor for Oak Hill Capital Partners, which manages a private equity portfolio of over $8 billion of private equity capital and over $20 billion of investment capital. He is also a managing partner of Acorn Advisors, LLC, which provides consulting services to nonprofit organizations.

Other directorships:

▶

Cargill, Incorporated since 2000 (Human Resources, Governance, Audit and Executive Committees)

▶

The Boeing Company since 2007 (Compensation Committee Chair; Governance, Organization and Nominating Committee)

▶

Arconic Inc. (formerly Alcoa Inc.) since 2010 (Compensation and Benefits Committee Chair; Governance and Nominating Committee)

Skills and qualifications:

▶

Chief executive experience: Mr. Collins's experience as CEO of Medtronic gives him a broad perspective on a variety of complex business and financial issues that is valuable in his service on our Board.

▶

Corporate governance: Mr. Collins's experience on the boards of several large public companies has given him significant corporate governance expertise.

▶

Regulated industry expertise: Mr. Collins gained extensive regulated industry expertise through his service as Chairman and CEO of a medical device and technology company.

13	U.S. Bancorp 2018 Proxy Statement

Proposal 1 — Election of directors

Kimberly J. Harris Director since 2014 Committees ▶ Chair, Public Responsibility ▶ Governance ▶ Executive	Business experience: Ms. Harris, 53, is the President and Chief Executive Officer of Puget Energy, Inc., an energy services holding company, and its subsidiary Puget Sound Energy, Inc., a utility company providing electric and natural gas service in the northwest United States. She has served in these positions since March 2011. Ms. Harris served as President of Puget Energy and Puget Sound Energy from July 2010 through February 2011 and as Executive Vice President and Chief Resource Officer from May 2007 until July 2010. Ms. Harris served as Senior Vice President Regulatory Policy and Energy Efficiency of these companies from 2005 until May 2007.

Other directorships:

▶

Puget Energy,  Inc. and Puget Sound Energy, Inc. since 2011

Skills and qualifications:

▶

Chief executive experience: Ms. Harris's experience as a current CEO provides valuable leadership perspective to our Board of Directors gained by leading a large company through the current economic and regulatory environment.

▶

Regulated industry expertise: Ms. Harris's experience as the leader of a company in a heavily regulated industry gives her valuable expertise in managing a complex business in the context of an extensive regulatory regime.

▶

Risk management: As the current President and CEO of a company in a critical infrastructure industry, Ms. Harris brings valuable risk management experience to our Board of Directors.

Roland A. Hernandez Director since 2012 Committees ▶ Chair, Audit ▶ Public Responsibility ▶ Executive	Business experience: Mr. Hernandez, 60, is the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. He has served in this capacity since January 2001. Mr. Hernandez served as Chairman of Telemundo Group, Inc., a Spanish-language television and entertainment company, from 1998 to 2000 and as President and Chief Executive Officer from 1995 to 2000.

Other directorships:

▶

MGM Resorts International since 2002 (Lead Director; Compensation Committee Chair; Audit and Corporate Social Responsibility Committees)

▶

Vail Resorts,  Inc. since 2002 (Lead Director; Nominating and Governance Committee Chair; Executive and Audit Committees)

▶

Belmond Ltd. (formerly Orient Express Hotels Ltd.) since 2013 (Chairman)

▶

Sony Corporation from 2008 to 2013

Skills and qualifications:

▶

Chief executive experience: As the Founding Principal and CEO of Hernandez Media Ventures and the former Chairman, President and CEO of a television and entertainment company, Mr. Hernandez has gained business expertise that is particularly relevant to a major consumer bank such as U.S. Bank.

▶

Corporate governance: As the Chairman or Lead Director of three public companies, Mr. Hernandez brings to our Board significant expertise in current corporate governance issues and practices.

▶

Financial reporting and accounting: With his extensive past and current experience on the audit committees of the boards of four public companies, Mr. Hernandez brings broad financial reporting and accounting expertise to our Board.

U.S. Bancorp 2018 Proxy Statement	14

Proposal 1 — Election of directors

Doreen Woo Ho Director since 2012 Committees ▶ Capital Planning ▶ Risk Management	Business experience: Ms. Woo Ho, 70, is a Commissioner of the San Francisco Port Commission, the governing board responsible for the San Francisco, California, waterfront adjacent to San Francisco Bay. She has served on the Port Commission since May 2011 and served as President from 2012 to 2014. Ms. Woo Ho served as President and Chief Executive Officer of United Commercial Bank, a California commercial bank, from September 2009 to November 2009. She served as President of Community Banking at United Commercial from January 2009 to September 2009. Ms. Woo Ho served as Executive Vice President responsible for Enterprise Marketing, Student Loans and Corporate Trust at Wells Fargo & Company, a diversified financial services company, in 2008. She served as President of the Consumer Credit Group of Wells Fargo from 1998 to 2007. Ms. Woo Ho was also a member of the Wells Fargo Management Committee from 1999 to 2008. Prior to joining Wells Fargo, she worked in various credit and lending roles in the Corporate and Consumer Banking groups at Citibank for 25 years.

Other directorships:

▶

Hercules Capital, Inc. since 2016 (Nominating Committee Chair; Compensation Committee)

Skills and qualifications:

▶

Financial services industry expertise: Ms. Woo Ho's over 35 years of commercial and consumer banking experience brings valuable industry experience and knowledge to our Board.

▶

Risk management: Through her experience as a senior leader in the banking industry, Ms. Woo Ho brings experience identifying, assessing and managing risk exposures of large, complex financial firms.

Olivia F. Kirtley Director since 2006 Committees ▶ Chair, Risk Management ▶ Compensation and Human Resources ▶ Executive	Business experience: Ms. Kirtley, 67, a Certified Public Accountant and Chartered Global Management Accountant, has served as a business consultant on strategic, risk and corporate governance issues since 2000. She also served as the President of the International Federation of Accountants ("IFAC"), the global organization for the accountancy profession which facilitates the establishment of international auditing, ethics and education standards, from 2014 to 2016, and as Deputy President of IFAC from 2012 to 2014. Prior to 2000, she served as a senior manager at a predecessor to auditing firm Ernst & Young LLP, and as Treasurer, Vice President and Chief Financial Officer at Vermont American Corporation.

Other directorships:

▶

Res-Care, Inc. since 1998 (Audit Committee Chair; Governance & Nominating Committee)

▶

Papa John's International, Inc. since 2003 (Lead Director; Compensation Committee)

▶

Randgold Resources Ltd. since 2017 (Remuneration Committee)

Skills and qualifications:

▶

Corporate governance: Ms. Kirtley brings to our Board a deep understanding of a wide range of current governance issues gained by her work as a corporate governance consultant and a faculty member of The Conference Board Directors' Institute.

▶

Financial reporting and accounting: Ms. Kirtley's expertise in her field has been recognized in her past service as President of IFAC, as well as her past service as Chair of the American Institute of Certified Public Accountants ("AICPA") and Chair of the AICPA Board of Examiners.

▶

Risk management: Ms. Kirtley gained extensive audit, financial reporting, and risk management experience as the CFO of an international company and as a CPA at a large international accounting firm.

15	U.S. Bancorp 2018 Proxy Statement

Proposal 1 — Election of directors

Karen S. Lynch Director since 2015 Committees ▶ Audit ▶ Public Responsibility	Business experience: Ms. Lynch, 55, is the President of Aetna Inc., a diversified health care benefits company. She has served as President since 2014. She served as Executive Vice President of Aetna's Local and Regional business from 2013 to 2014 and Executive Vice President of Aetna's Specialty Products business from 2012 to 2013. Ms. Lynch served as President of Magellan Health Services Inc., a health care management company, from 2009 to 2012. Prior to joining Magellan Health, she served in various leadership roles at Cigna Corporation, a global health insurance service company, from 1999 to 2009. Ms. Lynch began her career as a Certified Public Accountant at auditing firm Ernst & Young LLP.

Skills and qualifications:

▶

Financial reporting and accounting: Ms. Lynch's past experience as a CPA and public company auditor provides valuable financial reporting and accounting expertise to our Board.

▶

Financial services industry expertise: Ms. Lynch's over 24 years of insurance industry experience provides her with valuable financial services industry expertise.

▶

Risk management: Ms. Lynch contributes valuable risk management expertise in the financial services industry through her experience leading a large health care benefits company.

Richard P. McKenney Director since 2017 Committees ▶ Public Responsibility ▶ Risk Management	Business experience: Mr. McKenney, 49, is the President and Chief Executive Officer of Unum Group, a workplace financial protection benefits company. He has served as President since April 2015 and as Chief Executive Officer since May 2015. Mr. McKenney served as Executive Vice President and Chief Financial Officer of Unum from 2009 to 2015. Prior to joining Unum in 2009, he served as Executive Vice President and Chief Financial Officer at Sun Life Financial, Inc., an international financial services company, from 2006 to 2009.

Other directorships:

▶

Unum Group since 2015

Skills and qualifications:

▶

Chief executive experience: Mr. McKenney's experience as a current CEO provides valuable leadership expertise to our Board gained by leading a large company through the current economic and regulatory environment.

▶

Financial reporting and accounting: Through his past experience as CFO of several companies, Mr. McKenney brings extensive financial reporting and accounting expertise to our Board.

▶

Financial services industry expertise: As the current President and CEO of a financial services company, Mr. McKenney brings to our Board discussions expertise in managing the business environment facing financial services companies.

▶

Risk management: Through his experience as the leader of a financial services company, Mr. McKenney brings experience identifying, assessing and managing risk exposures of large, complex financial firms.

U.S. Bancorp 2018 Proxy Statement	16

Proposal 1 — Election of directors

David B. O'Maley Director since 1995 Lead Director Committees ▶ Compensation and Human Resources ▶ Governance ▶ Executive	Business experience: Mr. O'Maley, 71, is the retired Chairman, President and Chief Executive Officer of Ohio National Mutual Holdings, Inc. and its subsidiary Ohio National Financial Services, Inc., an intermediate insurance holding company that markets insurance and financial products through its affiliates, including The Ohio National Life Insurance Company. Mr. O'Maley served as Executive Chairman of these companies from November 2010 to May 2012 after serving as Chairman, President and Chief Executive Officer of Ohio National Mutual Holdings and Ohio National Financial Services from 1994 until November 2010. He joined Ohio National in 1992.

Skills and qualifications:

▶

Chief executive experience: Mr. O'Maley's experience as the CEO of a large, complex company provides leadership and management expertise to our Board.

▶

Financial services industry expertise: As the retired Chairman, President and CEO of a large financial services company, Mr. O'Maley brings to our Board discussions expertise in managing regulatory and business challenges facing financial services companies.

▶

Risk management: Mr. O'Maley brings valuable risk management expertise to our Board through his experience leading a large financial services company.

O'dell M. Owens, M.D., M.P.H. Director since 1991 Committees ▶ Capital Planning ▶ Compensation and Human Resources	Business experience: Dr. Owens, 70, is the President and Chief Executive Officer of Interact for Health, a regional health and wellness company, and has served in this role since October 2016. He previously served as the Interim Health Commissioner and Medical Director for the Cincinnati Health Department from November 2015 to October 2016 and as the President of Cincinnati State Technical and Community College, an institution of higher education, from September 2010 until September 2015. Dr. Owens has been a member of the Federal Reserve Bank of Cleveland's Cincinnati Business Advisory Council since 2012. He has also been providing services as an independent consultant in medicine, business, education and work-site employee benefits since 2001 and served as the President and Chairman of the Board for Project GRAD (Graduation Really Achieves Dreams), a national non-profit organization formed to improve inner-city education, from 2001 until 2015. From 2004 to 2010, Dr. Owens also served as Coroner of Hamilton County, Ohio.

Skills and qualifications:

▶

Community and customer experience: Through his experience in public service leadership roles and as the President and Chairman of Project GRAD, Dr. Owens brings a unique perspective to our Board by combining business expertise and leadership with a strong focus on community service and public policy.

17	U.S. Bancorp 2018 Proxy Statement

Proposal 1 — Election of directors

Craig D. Schnuck Director since 2002 Committees ▶ Governance ▶ Risk Management	Business experience: Mr. Schnuck, 69, is the former Chairman and Chief Executive Officer of Schnuck Markets, Inc., a regional supermarket chain. He was elected President of Schnuck Markets in 1984 and served as Chief Executive Officer from 1989 until January 2006. He also served as Chairman from January 1991 until December 2006. Mr. Schnuck continued to be active in the Schnuck Markets business as Chair of its Executive Committee from 2007 until 2014 and was named Chairman Emeritus in 2014.

Skills and qualifications:

▶

Chief executive experience: Mr. Schnuck brings to our company substantial leadership experience gained as the long-serving Chairman, CEO and Chair of the Executive Committee of a large, regional food retailer.

▶

Community and customer experience: In addition to leading a large consumer goods business, Mr. Schnuck also served for nine years on the board of governors of the Uniform Code Council, the agency that oversees his industry's most fundamental technologies, serving as Chairman for two terms. This work has given him additional insight into technological innovation in retail business, which is an important focus in various U.S. Bancorp business lines.

Scott W. Wine Director since 2014 Committees ▶ Audit ▶ Compensation and Human Resources	Business experience: Mr. Wine, 50, is the Chairman and Chief Executive Officer of Polaris Industries Inc., a worldwide manufacturer and marketer of innovative high-performance motorized products. He has served as Chairman since 2013, and Chief Executive Officer since 2008. Mr. Wine served as President of Fire Safety Americas, a division of United Technologies Corporation, from 2007 to 2008. Prior to that time, Mr. Wine held various senior leadership positions at Danaher Corporation and Honeywell International, Inc. from 1996 to 2007.

Other directorships:

▶

Polaris Industries Inc. since 2008 (Technology Committee)

▶

Terex Corporation since 2011 (Compensation and Governance and Nominating Committees)

Skills and qualifications:

▶

Chief executive experience: Mr. Wine's experience as the CEO of a large international manufacturing company gives him broad and valuable experience in a business focused on growing operations within domestic and overseas markets.

▶

Community and customer experience: Mr. Wine contributes to our Board a current perspective on retail business gained from his leadership of a consumer-focused company.

FOR

  The Board of Directors recommends a vote "FOR" election of the 14 director nominees to serve until the next annual meeting and the election of their successors.

U.S. Bancorp 2018 Proxy Statement	18

Corporate governance

Corporate governance

Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to our continued success. Our Board of Directors has adopted Corporate Governance Guidelines to provide a corporate governance framework for our directors and management to effectively pursue our objectives for the benefit of our shareholders. The Board reviews and updates these guidelines and the charters of the Board committees at least annually in response to evolving best practices and the results of annual Board and committee evaluations.

Our Corporate Governance Guidelines, as well as our Code of Ethics and Business Conduct, can be found at www.usbank.com by clicking on "About Us" and then "Investor Relations" and then "Corporate Governance" and then, as applicable, "Corporate Governance Guidelines" or "Code of Ethics."

Director independence

Our Board of Directors has determined that each of the following directors, comprising all of our non-employee directors, has no material relationship with U.S. Bancorp and is independent: Douglas M. Baker, Jr., Warner L. Baxter, Marc N. Casper, Arthur D. Collins, Jr., Kimberly J. Harris, Roland A. Hernandez, Doreen Woo Ho, Olivia F. Kirtley, Karen S. Lynch, David B. O'Maley, Richard P. McKenney, O'dell M. Owens, M.D., M.P.H., Craig D. Schnuck and Scott W. Wine. Andrew Cecere is not independent because he is currently an executive officer of U.S. Bancorp, and Richard K. Davis is not independent because he is a current employee and a former executive officer of U.S. Bancorp.

Our Board has adopted a set of standards in our Corporate Governance Guidelines to assist it in assessing the independence of each of our non-employee directors. A director of U.S. Bancorp who meets the independence qualifications of the New York Stock Exchange (the "NYSE") listing standards may be deemed "independent" by the Board of Directors after consideration of the relationships between U.S. Bancorp or any of our affiliates and the director or any of his or her immediate family members or other related parties. Our Board deems the following relationships to be categorically immaterial such that they will not, by themselves, affect an independence determination:

  ▶
  a relationship between our company and an organization of which the director or a member of his or her immediate family is an executive officer if that role does not constitute that person's principal occupation;

  ▶
  an ordinary banking relationship for services readily available from other large financial institutions;

  ▶
  employment by our company of a member of the director's immediate family if that person's annual compensation does not exceed $120,000; and

  ▶
  a relationship between our company and an organization with which the director or a member of his or her immediate family is affiliated if (a) the relationship arises in the ordinary course of both parties' operations and (b) the aggregate annual amount involved does not exceed $120,000.

The only relationship between U.S. Bancorp and our directors or the directors' related interests that was considered by the Board when assessing the independence of our non-employee directors is the relationship between U.S. Bancorp and Schnuck Markets, Inc., a corporation with which our director Craig D. Schnuck is affiliated. The Board determined that this relationship, which is described later in this proxy statement under the heading "Certain Relationships and Related Transactions — Related Person Transactions," did not impair Mr. Schnuck's independence because the amounts involved are immaterial to Schnuck Markets' gross revenues and the relationship had no unique characteristics that could influence Mr. Schnuck's impartial judgment as a director of U.S. Bancorp.

Board meetings and committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Capital Planning, Compensation and Human Resources, Governance, Public Responsibility, Risk Management, and Executive. The standing committees report on their deliberations and actions at each full Board meeting. Each of the standing committees has the authority to engage outside experts, advisers and counsel to the extent it considers appropriate to assist the committee in its work. Each of the standing committees has adopted and operates under a written charter. These charters can be found on our website at www.usbank.com by clicking on "About Us" and then "Investor Relations" and then "Corporate Governance" and then "Board Committees."

19	U.S. Bancorp 2018 Proxy Statement

Corporate governance

The independent directors meet in executive session (without the CEO or any other member of management present) at the end of each regularly scheduled Board meeting and may also meet in executive session at any other time. The Lead Director presides over these executive sessions. See "Board Leadership Structure." During each committee meeting, the committees have the opportunity to hold executive sessions without members of management present.

The Board of Directors held eight meetings during 2017. Each director attended at least 75% of the total meetings of the Board and Board committees on which he or she served during the year. The average attendance rate of all directors in 2017 was 99%.

Board performance evaluations

Our Governance Committee conducts an annual assessment of the Board's performance to determine whether the Board, its committees and its members are functioning effectively and to identify areas for growth and improvement. The annual process is as follows:

U.S. Bancorp 2018 Proxy Statement	20

Corporate governance

Director education

We believe that it is of utmost importance that our directors receive additional information and training about issues that are critical to exercising prudent oversight of the management of our company. We have implemented a robust director education program that begins with in-depth training covering our industry, financial reporting, and each of our lines of business, and that continues with special education sessions throughout the year that highlight current business, industry, regulatory and governance topics presented by internal and external experts.

Shareholder engagement

We value the views of our investors and welcome feedback from them. Our standard engagement practice is to have conversations about corporate governance and executive compensation matters with our largest investors each fall. We expanded our efforts in 2017 by conducting two shareholder outreach campaigns: we reached out to our top 50 shareholders in the spring to invite a conversation before our annual meeting, and we reached out to our top 50 shareholders again in the fall. The investors we invited to speak with us hold more than 50% of our outstanding shares, and those that accepted our invitation to speak in the spring and/or the fall hold approximately 30% of our outstanding shares.

All of the meetings were held telephonically. The meetings were attended by members of management from the following functions: executive compensation, investor relations, and the Corporate Secretary's office. During the spring outreach campaign, one shareholder requested inclusion of the Lead Director on the call, and Mr. O'Maley participated. We proactively offered participation by an independent director to our top ten shareholders for our fall outreach campaign, and one such shareholder accepted that offer and spoke with Mr. O'Maley alongside management; no other requests for participation by a director were made in the fall.

The primary topic of conversation for both the spring and fall conversations was our executive compensation program. In the spring, we asked shareholders about concerns they might have when considering their Say on Pay vote and provided information in response to their questions. Feedback was shared with our Compensation and Human Resources Committee. Our shareholder conversations in the fall focused on the changes we were planning to make to the program for 2018. The Compensation and Human Resources Committee was updated on messages from our shareholders in the fall, including their responses to the planned changes. Please see the Compensation Discussion and Analysis starting on page 32 for more information about the compensation messages we received from our shareholders and the program changes we have made in response.

The conversations we had with shareholders in 2017 also covered the topics of board composition, board leadership, corporate financial performance, and corporate social responsibility. Management shared the feedback received on these topics with the Governance Committee as it was received.

Committee member qualifications

All of the Audit Committee members meet the independence and experience requirements of the NYSE and the Securities and Exchange Commission (the "SEC"). As part of those requirements, our Board of Directors has determined that each member of the Audit Committee is independent and financially literate. The Audit Committee charter generally prohibits Audit Committee members from serving on more than two other public company audit committees. Currently, no Audit Committee member exceeds this limitation.

All of the Governance Committee members and Compensation and Human Resources Committee members also meet the independence requirements of the NYSE, including, with respect to the Compensation and Human Resources Committee members, the NYSE's independence requirements specific to members of compensation committees.

At all times, one or more members of our Audit Committee possess the education or experience required to qualify as an "audit committee financial expert" as defined by the SEC, and one or more members of our Risk Management Committee have experience identifying, assessing and managing the risk exposures of large, complex financial firms, in accordance with rules promulgated by the Federal Reserve Board.

21	U.S. Bancorp 2018 Proxy Statement

Corporate governance

Committee responsibilities

The charter of each of our standing committees fully describes that committee's responsibilities. The following summary highlights the committees' key areas of oversight.

Committee	Primary responsibilities and membership

Audit Held 13 meetings during 2017

▶

Assisting the Board of Directors in overseeing the quality and integrity of our financial statements, including matters related to internal controls; our compliance with legal and regulatory requirements; the qualifications, performance and independence of our independent auditor; and the integrity of the financial reporting processes, both internal and external;

▶

appointing, compensating, retaining and overseeing the work of the independent auditor;

▶

reviewing the effectiveness of systems that implement the company's ethics guidelines; and

▶

overseeing the internal audit function and approving the appointment and compensation of the Chief Audit Executive.

Current members: Roland A. Hernandez (Chair), Warner L. Baxter, Karen S. Lynch and Scott W. Wine
Audit committee financial experts: Roland A. Hernandez, Warner L. Baxter, Karen S. Lynch and Scott W. Wine

Capital Planning Held 8 meetings during 2017

▶

Overseeing the capital planning and capital management processes and actions, including stress testing processes, scenarios and results;

▶

reviewing and approving the Comprehensive Capital Analysis and Review and recommending approval to the Board of Directors;

▶

monitoring our company's capital adequacy;

▶

reviewing and approving our resolution and recovery plans and recommending approval to the Board of Directors; and

▶

reviewing and approving the issuance or repurchase of equity securities and other significant financial transactions and equity investments.

Current members: Warner L. Baxter (Chair), Marc N. Casper, Andrew Cecere, Richard K. Davis, Doreen Woo Ho and O'dell M. Owens, M.D., M.P.H.

Compensation and Human Resources Held 7 meetings during 2017

▶

Discharging the Board's responsibilities relating to the compensation of our executive officers;

▶

recommending to the Board for approval executive officer incentive compensation plans and all equity-based incentive plans;

▶

approving other compensation plans, practices and programs applicable to the company's executive officers, including performance goals and objectives;

▶

recommending to the independent directors for approval the compensation program for our non-employee directors;

▶

evaluating and discussing with the appropriate officers of our company the incentives for risk taking contained in our incentive compensation plans and programs; and

▶

evaluating the CEO's performance and overseeing succession planning for executive officers other than our CEO.

Current members: Arthur D. Collins, Jr. (Chair), Olivia F. Kirtley, David B. O'Maley, O'dell M. Owens, M.D., M.P.H., and Scott W. Wine

U.S. Bancorp 2018 Proxy Statement	22

Corporate governance

Committee	Primary responsibilities and membership

Governance Held 6 meetings during 2017

▶

Evaluating and making recommendations to the Board with respect to the size, composition and leadership of the Board and its committees;

▶

Discharging the Board's responsibilities relating to corporate governance matters, including developing and recommending to the Board a set of corporate governance guidelines;

▶

overseeing succession planning for our CEO;

▶

identifying and recommending to the Board individuals qualified to become directors;

▶

evaluating related person transactions;

▶

conducting an annual performance evaluation of the Board, its committees and its members;

▶

overseeing our engagement with shareholders and other interested parties concerning corporate governance and related matters; and

▶

making recommendations to the Board regarding any shareholder proposals.

Current members: Douglas M. Baker, Jr. (Chair), Arthur D. Collins, Jr., Kimberly J. Harris, David B. O'Maley and Craig D. Schnuck

Public Responsibility Held 4 meetings during 2017

▶

Overseeing our management of reputation risk and reviewing our company's reputation and brand management activities;

▶

reviewing and considering our position and practices on matters of public interest and public responsibility and similar issues involving our relationship with the community at large;

▶

reviewing our activities related to corporate culture, including diversity and inclusion initiatives and workplace dimensions such as employee engagement;

▶

reviewing our activities, performance and compliance with the Community Reinvestment Act and fair lending regulations; and

▶

overseeing our policies and programs related to other corporate social responsibility matters, including environmental sustainability.

Current members: Kimberly J. Harris (Chair), Marc N. Casper, Roland A. Hernandez, Karen S. Lynch and Richard P. McKenney

Risk Management Held 6 meetings during 2017

▶

Overseeing our overall risk management function, which governs the management of credit, interest rate, liquidity, market, capital, operational, compliance and strategic risk;

▶

reviewing and approving our company's risk management framework and risk appetite statement;

▶

monitoring our company's risk profile relative to its risk appetite; and

▶

reviewing and evaluating significant capital expenditures and potential mergers and acquisitions.

Current members: Olivia F. Kirtley (Chair), Douglas M. Baker, Jr., Andrew Cecere, Richard K. Davis, Doreen Woo Ho., Richard P. McKenney and Craig D. Schnuck

Executive No meetings were necessary in 2017

▶

The Executive Committee has authority to exercise all powers of the Board of Directors, as permitted by law and our bylaws, between regularly scheduled Board meetings.

 Current members: Richard K. Davis (Chair), Douglas M. Baker, Jr., Warner L. Baxter, Arthur D. Collins, Jr., Kimberly J. Harris, Roland A. Hernandez, Olivia F. Kirtley and David B. O'Maley

23	U.S. Bancorp 2018 Proxy Statement

Corporate governance

Risk oversight by the Board of Directors

As part of its responsibility to oversee the management, business and strategy of our company, the Board of Directors has approved a risk management framework that establishes governance and risk management requirements for all risk-taking activities. This framework includes company-level and business unit risk appetite statements that set boundaries for the types and amount of risk that may be undertaken in pursuing business objectives and initiatives.

The Board of Directors oversees management's performance relative to the risk management framework, risk appetite statements, and other policy requirements. While management is responsible for defining the various risks facing our company, formulating risk management policies and procedures, and managing risk exposures on a day-to-day basis, our Board's responsibility is to oversee our company's risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable risk management and control processes in place to address those material risks.

The Board's risk oversight responsibility is primarily carried out through its standing committees, as follows:

Board of Directors

Risk Management Committee

This committee has primary oversight of the operation of the company's global risk management framework.

It reviews and approves the company's risk management framework and risk appetite statement, key risk management policies, and the charter of the Executive Risk Committee (discussed below); monitors the company's compliance with the risk management framework and risk limits; and oversees the work of the company's risk management function.

This committee also oversees the following key risk areas:

- *credit risk,* including lending and credit policies and asset quality;
- *financial risk,* including interest rate risk, liquidity risk, capital risk and market risk; and
- *operational and compliance risk,* including business continuity planning, information and cyber security, product and service delivery, and third-party risk.

Audit Committee

This committee has primary oversight of risks arising from the company's financial reporting and internal controls processes.

Capital Planning Committee

This committee has primary oversight of risks associated with the company's capital planning process and decision making.

Compensation and Human Resources Committee

This committee has primary oversight of risks arising from the company's incentive compensation plans and programs.

Public Responsibility Committee

This committee has primary oversight of the company's reputational risk.

In addition, the Board has created a special committee dedicated to overseeing the company's work to enhance its Bank Secrecy Act/anti-money laundering compliance program.

The Risk Management, Audit and Capital Planning Committees meet annually in joint session to give each committee the opportunity to review the risk areas primarily overseen by the other. Finally, at each meeting of the full Board of Directors, each committee gives a detailed review of the matters it discussed and conclusions it reached during its recent meetings.

Each Board committee carries out its responsibilities using reports from management containing information relevant to the risk areas under that committee's oversight. The committees must therefore be confident that an appropriate risk

U.S. Bancorp 2018 Proxy Statement	24

Corporate governance

monitoring structure is in place at the management level in order to be provided accurate and useful informational reports. The management-level risk oversight structure is robust. Our company relies on comprehensive risk management processes to identify, aggregate and measure, manage, and monitor risks. This system enables the Board of Directors to establish a mutual understanding with management of the effectiveness of our company's risk management practices and capabilities, to review our company's risk exposure and to elevate certain key risks for discussion at the Board level. A framework exists to account for the introduction of emerging risks or any increase in risks routinely taken, which would either be largely controlled by the risk limits in place or identified through the frequent risk reporting that occurs throughout our company.

The Executive Risk Committee, which is chaired by the company's Chief Risk Officer and which includes the CEO and other members of the executive management team, oversees execution against the risk management framework and risk appetite statement. The Executive Risk Committee meets monthly, and more frequently when circumstances merit, to provide executive management oversight of our risk management framework, assess appropriate levels of risk exposure and actions that may be required for identified risks to be adequately mitigated, promote effective management of all risk categories, and foster the establishment and maintenance of an effective risk culture. The Executive Risk Committee members manage large, sophisticated groups within our company that are dedicated to controlling and monitoring risk to the levels deemed appropriate by the Board of Directors and executive management. These individuals, together with our company's controller, treasurer and others, also provide the Board's committees with the information the committees need and request in order to carry out their oversight responsibilities.

The Executive Risk Committee focuses on current and emerging risks, including strategic and reputational risks, directing timely and comprehensive actions. The following senior operating committees have also been established, each responsible for overseeing a specified category of risk:

  ▶
  the Asset and Liability Management Committee ensures that the policies, guidelines and practices established to manage our financial risks, including interest rate risk, market risk, liquidity risk, operations risk and capital adequacy, are followed;

  ▶
  the Capital Management Operating Committee provides oversight of the company's programs related to stress testing, capital planning and capital adequacy, and resolution and recovery, as well as oversight of the company's compliance with capital regulation;

  ▶
  the Compliance Risk Management Committee provides direction regarding the management of compliance risk to the company's business lines and risk management programs and shares institutional knowledge regarding compliance risk management and mitigation across the company;

  ▶
  the Disclosure Committee assists the CEO and the CFO in fulfilling their responsibilities for oversight of the accuracy and timeliness of the disclosures made by the company;

  ▶
  the Enterprise Financial Crimes Compliance Operating Committee is responsible for the management and implementation of the company's program on enterprise financial crimes across business lines to ensure a consistent control infrastructure and culture of compliance throughout the company;

  ▶
  the Enterprise IT Governance Committee ensures that delivery of the company's information technology services, including information security and business continuity, are aligned with the company's priorities and risk appetite;

  ▶
  the Executive Credit Management Group Committee ensures that products that have credit risk are supported by sound credit practices; reviews asset quality, trends, portfolio performance statistics and loss forecasts; and reviews and adjusts credit policies accordingly;

  ▶
  the Incentive Review Committee reviews and evaluates all of our company's incentive compensation programs and policies for risk sensitivity and mitigation;

  ▶
  the International Risk Oversight Committee is responsible for overseeing the company's foreign operations and cross-border activity;

  ▶
  the Mergers & Acquisitions Committee is responsible for the consideration and approval of all mergers, acquisitions and divestitures of the company;

  ▶
  the Operational Risk Committee provides direction and oversight of the company's operational risk management framework and corporate control programs, including significant operational risk events;

  ▶
  the Reputation Risk Operating Committee is dedicated to the oversight of risk associated with activities and issues that may negatively impact the reputation of the company;

25	U.S. Bancorp 2018 Proxy Statement

Corporate governance
  ▶
  the Sales Practices Oversight Committee oversees and provides direction regarding a coordinated and unified approach to risks associated with sales practices and services at the company;

  ▶
  the Strategic Investment Committee is responsible for the company's strategic investments, including capital expenditures, corporate real estate, and the company's organic growth initiatives; and

  ▶
  the Trust Management Committee oversees the fiduciary activities of the Wealth Management and Investment Services business line.

The company's Board and management-level committees are supported by a "three lines of defense" model for establishing effective checks and balances. The first line of defense, primarily the revenue-generating business lines, manages risks in conformity with established limits and policy requirements. In turn, business leaders and their risk officers establish programs to ensure conformity with these limits and policy requirements. The second line of defense, primarily the Chief Risk Officer's organization, but also including the policy and oversight activities of corporate support functions, translates risk appetite and strategy into actionable risk limits and policies. The second line of defense monitors the first line of defense's compliance with limits and policies, and provides reporting and escalation of emerging risks and other concerns to senior management and the Risk Management Committee of the Board of Directors. The third line of defense, internal audit, is responsible for providing the Audit Committee and senior management with independent assessment and assurance regarding the effectiveness of the company's governance, risk management and control processes.

Board leadership structure

Board leadership policies and practices

Our Board believes that a strong, independent Board of Directors is critical to effective oversight of management. The Board regularly and carefully considers the critical issue of the best independent leadership structure for the Board, and maintains a flexible policy regarding the issue of whether the position of Chairman should be held by an independent director. At least annually, the Board reviews the Board's and company's needs and the leadership attributes of its directors and executives to determine whether our company is best served at that particular time by having the CEO or another director hold the position of Chairman.

In order to ensure strong independent Board leadership, the independent directors elect a Lead Director with the substantial leadership responsibilities detailed below when the position of Chairman is not held by an independent director. The Lead Director is elected annually upon the recommendation of the Governance Committee, with the expectation that he or she will generally serve three, and may serve up to five, consecutive terms.

In addition to strong independent leadership of the full Board, each of the Audit Committee, Governance Committee, and Compensation and Human Resources Committee is composed solely of independent directors. This means that independent directors oversee critical, risk-sensitive matters such as the quality and integrity of our financial statements; the compensation of our executive officers, including the CEO; the nomination of directors; and the evaluation of the Board, its committees, and its members. Each of the Capital Planning Committee, Risk Management Committee and Public Responsibility Committee is chaired by an independent director. Each of the standing committees, as well as the full Board, meet in executive session on a regular basis.

Leadership decisions in 2018

Richard K. Davis has served as the Chairman of our Board since December 2007. For most of that time he was also our CEO, and since stepping down from the CEO position in April 2017, he has continued his Board leadership role as Executive Chairman. On the date of this year's annual meeting, Mr. Davis will retire from the Board and Andrew Cecere, our current President and Chief Executive Officer and a member of the Board, will become Chairman of the Board. David B. O'Maley will continue serving as the Board's independent Lead Director, a position he has held since January 2017.

The independent directors, led by the Governance Committee, thoughtfully explored the question of what leadership structure would be most appropriate for the Board and the company upon Mr. Davis's retirement. They considered the challenges and opportunities facing the company at this time, the viewpoints of various stakeholders, and prevalent leadership practices and trends within the financial services industry and among large corporations more generally. The independent directors concluded that Mr. Cecere's leadership of the Board will provide valuable continuity of governance and that he is best suited to contribute to long-term shareholder value through this role.

U.S. Bancorp 2018 Proxy Statement	26

Corporate governance

More information about the Chairman and Lead Director roles and the leaders who currently are, or shortly will be, in those positions follows.

Chairman

Mr. Cecere, our President and Chief Executive Officer, has the knowledge, expertise and experience to understand and clearly articulate to the Board the opportunities and risks facing U.S. Bancorp and to lead discussions on important matters affecting our business.

Role of Chairman

When the Chairman is also the CEO, that person's primary responsibilities as Chairman are as follows:

▶
set Board meeting agendas in collaboration with the Lead Director, who has final approval authority;
▶
preside at Board meetings, guiding discussion and ensuring that decisions are made;
▶
ensure that the Board is provided with full information on the company and its industry;
▶
set shareholder meeting agendas, and preside at meetings of the shareholders; and
▶
chair the Board's Executive Committee.

Lead Director

Mr. O'Maley brings a wealth of experience in the financial services industry and on our Board to his role as Lead Director. As the former Chairman and CEO of a large financial services company, Mr. O'Maley contributes substantial financial industry and risk management expertise to the Board. He has served as Chair of the Compensation and Human Resources Committee, and is currently a member of the Compensation and Human Resources and Governance Committees, as well as the Executive Committee.

Role of Lead Director

The independent directors entrust the Lead Director with the following responsibilities and authority:

▶
lead executive sessions of the Board's independent or non-management directors, and preside at any session of the Board where the Chairman is not present;
▶
act as a regular communication channel between the independent directors and the CEO;
▶
approve the Board meeting agendas;
▶
approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;
▶
approve information sent from management to the Board;
▶
as appropriate, be the representative of the independent directors in discussions with our major shareholders regarding their concerns and expectations;
▶
as appropriate, call special Board meetings or special meetings of the independent directors;
▶
approve, on behalf of the Board, the retention of consultants who report directly to the Board;
▶
assist the Board and company officers in assuring compliance with and implementation of our Corporate Governance Guidelines;
▶
advise the independent Board committee chairs in fulfilling their designated roles and responsibilities to the Board;
▶
review shareholder communications addressed to the full Board or to the Lead Director;
▶
interview all Board candidates and make recommendations to the Governance Committee and the Board; and
▶
communicate, as appropriate, with the company's regulators.

27	U.S. Bancorp 2018 Proxy Statement

Corporate governance

Majority vote standard for election of directors

Our bylaws provide that in uncontested elections a nominee for director will be elected to the Board if the number of votes cast "FOR" the nominee's election exceeds the number of votes cast "AGAINST" that nominee's election. The voting standard for directors in a contested election is a plurality of the votes cast at the meeting.

Our Corporate Governance Guidelines provide that director nominees must submit a contingent resignation in writing to the Governance Committee, which becomes effective if the director fails to receive a sufficient number of votes for re-election at the annual meeting of shareholders and the Board accepts the resignation. The Board will nominate for election or re-election as director only candidates who have tendered such a contingent resignation.

Our Corporate Governance Guidelines further provide that if an incumbent director fails to receive the required vote for re-election, our Governance Committee will act within 90 days after certification of the shareholder vote to determine whether to accept the director's resignation, and will submit a recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation. The Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.

If each member of the Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent directors who did receive the required vote will appoint a committee amongst themselves to consider the resignations and recommend to the Board whether to accept them. However, if the only directors who received the required vote in the same election constitute three or fewer directors, all directors may participate in the decision regarding whether to accept the resignations.

Each director nominee named in this proxy statement has tendered an irrevocable, contingent resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts his or her resignation.

Succession planning and management development

A primary responsibility of the Board is planning for succession with respect to our company's CEO, as well as overseeing succession planning for other senior management positions. The Board's process targets the building of enhanced management depth, considers continuity and stability within our company, and responds to our company's evolving needs and changing circumstances. To achieve these goals, the executive talent development and succession planning process is integrated into the Board's annual activities.

The Board works with the Governance Committee to evaluate a number of potential internal and external candidates as successors to the CEO, and considers emergency, temporary scenarios as well as long-term succession. The Compensation and Human Resources Committee is responsible for reviewing succession planning for executive officer positions other than the CEO. The CEO makes available to the Board his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for those individuals.

Corporate social responsibility

Key corporate social responsibility initiatives include the following:

  ▶
  Corporate giving: We add strength and vitality to our communities through our Community Possible platform focused on closing the gaps between people and possibility. In 2017, we provided over $58.4 million in U.S. Bank Foundation grants and corporate contributions to nonprofit organizations across the country.

  ▶
  Community engagement: In 2017, we created a national Community Advisory Committee. The committee creates a forum and ideas exchange between bank and community leaders that will help us further our commitment to understanding the needs of the communities we serve.

  ▶
  Diversity and inclusion: Embracing diversity and fostering inclusion are business imperatives. Diverse perspectives define our company, culture and customer service. We are committed to treating all employees,

U.S. Bancorp 2018 Proxy Statement	28

Corporate governance

    customers, vendors and community members with respect. Over 60% of our workforce is women, and we employed more than 1,700 military veterans in 2017. In the past year, we also kicked off an extensive multicultural marketing campaign, increased our spending with diverse suppliers, built strong community partnerships and signed the CEO Pledge with other Fortune 500 companies to promote diversity and inclusion across industries. Additionally, U.S. Bank Business Resource Groups, which work to bring together employees who have similar backgrounds, experiences, or interests and their allies, play a critical role in engaging employees and driving business growth. Our current Business Resource Groups include: Women, Veterans, African American, Asian, Hispanic, LGBT, Disabilities, Native American, Alumni, and our Development Network.

  ▶
  Economic development: Last year, we revitalized communities with a total of $4.6 billion in community development loans and U.S. Bancorp Community Development Corporation investments. This funding went toward projects like revitalizing the Pullman neighborhood of Chicago, where U.S. Bank invested in affordable housing, donated land for a recreation facility, and invested in a loan fund to help small business owners in the area. Our investment in Pullman and neighborhoods like it across the country helps create economic revitalization, new jobs and safer housing.

  ▶
  Employee engagement: Our employees are at the core of everything we do. We are proud to give back and to encourage our employees to do good in their communities through paid time off to volunteer, matching gifts and our Dollars for Doing program. In 2017, our employees donated 188,000 hours of volunteer time, which we have valued at $4.5 million. Our employees also gave generously through our Employee Giving Campaign in Partnership with the United Way in 2017, donating more than $9 million to nonprofit organizations across the country.

  ▶
  Environmental sustainability: We care deeply about promoting sustainable business practices while supporting economic growth — it is one of the reasons that we have invested more than $18 billion in environmentally beneficial business opportunities over the past 10 years. We are committed to reducing our corporate greenhouse gas emissions by 40% by 2029 and 60% by 2044. Additionally, we are proud to have received a grade of A- from the CDP (formerly known as the Carbon Disclosure Project) in both 2016 and 2017.

  ▶
  Financial literacy: Investing in education is an investment in our future. We empower our employees and our customers to grow their financial knowledge through programs like Financial Genius and Student Union. In 2017, more than 200,000 individuals were served through financial education seminars and online workshops in local communities.

To learn more about our corporate social responsibility efforts, visit our website at www.usbank.com, then click on "About Us" and then "Corporate Social Responsibility."

29	U.S. Bancorp 2018 Proxy Statement

Certain relationships and related transactions

Certain relationships and related transactions

Review of related person transactions

The Board has adopted a written Related Person Transactions Policy for the review, evaluation and approval or ratification of transactions between our company and its related persons. "Related persons" under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their "immediate family members" include children, stepchildren, parents, stepparents, spouses, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) sharing the person's household.

Except as described below, the policy requires the Governance Committee of the Board to review and evaluate and either approve or disapprove all transactions or series of transactions in which:

  ▶
  the amount involved will, or may be expected to, exceed $120,000 in any fiscal year;

  ▶
  our company is or will be a participant; and

  ▶
  a related person has a direct or indirect interest.

The Board has determined that the Governance Committee does not need to review or approve certain transactions even if the amount involved will exceed $120,000, including the following transactions:

  ▶
  lending and other financial services transactions or relationships that are in the ordinary course of business and non-preferential, and comply with applicable laws;

  ▶
  transactions in which the related person's interest derives solely from his or her services as a director of, and/or his or her ownership of less than ten percent of the equity interest (other than a general partner interest) in, another corporation or organization that is a party to the transaction;

  ▶
  transactions in which the related person's interest derives solely from his or her ownership of a class of equity securities of our company and all holders of that class of equity securities received the same benefit on a pro rata basis;

  ▶
  transactions where the rates or charges involved are determined by competitive bids, or that involve the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

  ▶
  employment and compensation arrangements for any executive officer and compensation arrangements for any director, provided that such arrangements have been approved by the Compensation and Human Resources Committee.

When considering whether to approve or ratify a transaction, the Governance Committee will consider facts and circumstances that it deems relevant to its determination, including:

  ▶
  the nature and extent of the related person's interest in the transaction;

  ▶
  whether the transaction is on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with our company;

  ▶
  the materiality of the transaction to each party;

  ▶
  whether our company's Code of Ethics could be implicated, including whether the transaction would create a conflict of interest or appearance of a conflict of interest;

  ▶
  whether the transaction is in the best interest of our company; and

  ▶
  in the case of a non-employee director, whether the transaction would impair his or her independence.

No director is allowed to participate in the deliberations or vote on the approval or ratification of a transaction if that director is a related person with respect to the transaction under review. On an annual basis, the Governance Committee assesses all ongoing relationships with related persons to confirm that the transactions are still appropriate.

U.S. Bancorp 2018 Proxy Statement	30

Certain relationships and related transactions

Related person transactions

Lending transactions

During 2017, U.S. Bancorp and our banking and investment subsidiaries engaged in transactions in the ordinary course of business with some of our directors, executive officers and the persons that we know beneficially owned more than 5% of our common stock on December 31, 2017, and the entities with which they are associated. All loans and loan commitments and any transactions involving other financial products and services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to our banking and investment subsidiaries and did not involve more than the normal risk of collectibility or present other unfavorable features.

Transactions with entities affiliated with directors or executive officers

During 2017, U.S. Bank operated 32 branches and 67 ATMs in grocery stores owned by Schnuck Markets, Inc., of which Craig D. Schnuck, one of our directors, beneficially owns approximately 13% of the outstanding capital stock. Mr. Schnuck's sister, Nancy A. Diemer, and his four brothers, Scott C. Schnuck, Todd R. Schnuck, Mark J. Schnuck and Terry E. Schnuck, each beneficially own approximately 13% of the outstanding capital stock of Schnuck Markets as well. In addition, each of Mr. Schnuck's brothers is a director of, and holds the following officer positions with, Schnuck Markets: Scott C. Schnuck, Chairman of the Executive Committee; Todd R. Schnuck, Chairman and Chief Executive Officer; Mark J. Schnuck, Vice President; and Terry E. Schnuck, Assistant Secretary. Rent and fee payments by U.S. Bank to Schnuck Markets were approximately $2.8 million in 2017. The consolidated gross revenues of Schnuck Markets in 2017 were approximately $2.7 billion. These transactions were conducted at arm's length in the ordinary course of business of each party to the transaction. As discussed above under the heading "Corporate Governance — Director Independence," the Board of Directors has determined that this relationship is immaterial to Mr. Schnuck, and that Mr. Schnuck is an independent director.

Prior to joining the company as Vice Chairman, Consumer Banking Sales and Support, on July 10, 2017, Timothy A. Welsh served as a Senior Partner at McKinsey and Company, a management consulting firm. From January 1, 2017 to July 10, 2017, U.S. Bank paid McKinsey and Company approximately $800,000 for financial services consulting. Certain of the consulting services were provided by Mr. Welsh directly. The fees U.S. Bank paid to McKinsey were negotiated on an arm's length basis.

31	U.S. Bancorp 2018 Proxy Statement

Compensation discussion and analysis

Compensation discussion and analysis

This section explains how we compensated the individuals who served as our CEO or CFO for all or a part of 2017 and each of our three other most highly compensated executive officers for 2017 (our named executive officers, or "NEOs"):

  ▶
  Andrew Cecere, who has served as President and Chief Executive Officer since April 18, 2017; Mr. Cecere previously served as President and Chief Operating Officer;

  ▶
  Richard K. Davis, who served as Chairman and Chief Executive Officer until April 18, 2017; Mr. Davis has remained an employee of our company in his role as Executive Chairman;

  ▶
  Terrance R. Dolan, who serves as Vice Chairman and Chief Financial Officer;

  ▶
  P.W. (Bill) Parker, who serves as Vice Chairman and Chief Risk Officer;

  ▶
  Jeffry H. von Gillern, who serves as Vice Chairman, Technology and Operations Services; and

  ▶
  Gunjan Kedia, who serves as Vice Chairman, Wealth Management and Investment Services.

Reference guide

U.S. Bancorp 2018 Proxy Statement	32

Compensation discussion and analysis

A message from our Compensation and Human Resources Committee Chair

Fellow shareholders:

The principal objective of U.S. Bancorp's executive compensation program is to create long-term shareholder value by attracting and retaining talented leaders and rewarding them for top performance. The other members of the Compensation and Human Resources Committee and I welcome feedback on how well the program is achieving this objective.

As described in detail on page 21, management reached out to our 50 largest shareholders twice in 2017 to discuss our executive compensation program, among other topics. In the spring 2017 conversations, our shareholders communicated three main messages about how we had compensated our executive officers in 2016:

▶	The one-year performance period we had been using for the PRSUs is too short
▶	Concerns that target levels of ROE, the performance metric for the PRSUs, had been lowered while award payouts had increased
▶	The company-wide Appreciation Award, which had resulted in a 10% increase in equity awards for all NEOs, should not have been applied to the executive team

Considering this feedback and the 74.7% approval rate our Say on Pay proposal received at the 2017 annual meeting, we were determined to make significant changes to our executive compensation program. We first engaged Meridian Compensation Partners as our new independent compensation consultant and then, with Meridian's help, closely examined the program in its entirety. We made several significant changes for 2018 following this holistic review, including the following highlights:
▶	Expanded the PRSU performance period from one to three years, with corresponding cliff vesting
▶	Increased transparency regarding how the ROE target is selected for PRSU payouts
▶	Eliminated stock options and added RSUs to the mix of long-term incentives to reduce risk
▶	Committed not to extend any future company-wide equity awards similar to the 2016 Appreciation Award to executives
▶	Added a hold-until-retirement provision to our executive stock ownership requirements

Please see the following page for more information about the key changes we have made to our executive compensation program for 2018. We will continue to evaluate the program's effectiveness, and shareholder feedback remains an important consideration in that evaluation.
Sincerely,

Arthur D. Collins, Jr.

33	U.S. Bancorp 2018 Proxy Statement

Compensation discussion and analysis

Key executive compensation program changes for 2018

In light of the feedback received from our shareholders in 2017, the Compensation and Human Resources Committee (referred to as the "Committee" for the rest of this Compensation Discussion and Analysis) closely examined our executive compensation program in its entirety and implemented the following key changes for 2018, which will be reflected in our 2019 proxy statement.

U.S. Bancorp 2018 Proxy Statement	34

Compensation discussion and analysis

How we paid our executives in 2017

CEO transition in 2017

On January 16, 2017, the Board of Directors appointed Mr. Cecere, who was Chief Operating Officer at the time, to become Chief Executive Officer, effective April 18, 2017. Mr. Davis, who had been serving as Chief Executive Officer, became Executive Chairman at the time of the CEO transition. The Committee's decisions with respect to CEO compensation in 2017 are summarized below. Please read the remainder of this Compensation Discussion and Analysis for more information about these decisions.

The Committee prorated Mr. Cecere's and Mr. Davis's cash compensation as follows:

The Committee also granted each of them a long-term incentive award in February, which was structured in the same manner as the long-term incentive awards made to all other executive officers at the time: 75% of the value was delivered as PRSUs and 25% as stock options. Mr. Cecere's award had a value of $6,000,000, and Mr. Davis's award had a value of $10,000,000.

35	U.S. Bancorp 2018 Proxy Statement

Compensation discussion and analysis

Corporate and financial performance

In 2017 our company once again led its financial peer group in the most commonly used performance metrics for the banking industry.

#1 in return on average assets[1]	#1 in return on average common equity[1]

#1 in efficiency ratio[1,2]

1. Excludes notable items. Source: Company reports. The peer companies included in these bar graphs are BAC, BBT, FITB, JPM, KEY, PNC, RF, STI and WFC. See "Non-GAAP Financial Measures" on page 81 for the USB calculations.

 2. Efficiency ratio computed as noninterest expense divided by the sum of net interest income on a taxable-equivalent basis and noninterest income excluding securities gains (losses). See "Non-GAAP Financial Measures" on page 81 for the USB calculation.

Sound compensation practices

Our executive compensation program incorporates many strong governance features, including the following:

What we do
The vast majority of each executive officer's compensation is at risk
We reduce incentive compensation for executives who demonstrate inadequate sensitivity to risk
We have a "clawback" policy that allows us to recoup annual cash incentive payouts attributable to incorrectly reported earnings
We cancel unvested equity awards in cases of material loss events to the company
We have meaningful stock ownership and hold-until-retirement requirements
The Committee retains an independent compensation consultant that provides no other services to our company

What we don't do
None of our executive officers has an employment or severance agreement
We do not allow executive officers to hedge or pledge their company stock
We do not have single-trigger accelerated vesting of equity awards
We do not provide tax gross-ups
We do not grant stock options with exercise prices below 100% of market value or allow options to be repriced
We do not pay dividends on unearned PRSUs

U.S. Bancorp 2018 Proxy Statement	36

Compensation discussion and analysis

Philosophy and objectives of our executive compensation program

Compensation program objective

The Committee has designed the executive compensation program to create long-term shareholder value by attracting and retaining talented leaders and rewarding them for top performance. The Committee achieves this objective through a compensation package that:

  ▶
  links a significant portion of total compensation to corporate and business line performance, which we believe will create long-term shareholder value;

  ▶
  provides total compensation that is market competitive, permitting us to hire and retain high-caliber individuals at all levels of management;

  ▶
  emphasizes stock-based compensation, encouraging our executive officers to think and act as long-term shareholders;

  ▶
  subjects equity awards to multi-year vesting and retention requirements that enhance executive ownership and encourage a long-term view of corporate achievement; and

  ▶
  encourages an appropriate sensitivity to risk on the part of senior management, which protects long-term shareholder interests.

Pay for performance

U.S. Bancorp operates in a highly complex business environment, where it competes with many well-established financial institutions. Our long-term business objective is to maximize shareholder value by consistently delivering superior returns on common equity that exceed the cost of equity. If we are successful in achieving this objective, the Committee believes the results will benefit our shareholders.

Accordingly, our executive compensation program is designed to reward our executives for achieving annual and long-term financial results that further our long-term business objective. The annual cash incentive plan rewards performance relative to corporate and business line financial plans established at the beginning of the fiscal year, and the PRSUs are earned based on achievement of ROE targets that directly measure the return generated by the company on its shareholders' investment. At the same time, the Committee carefully weighs the risks inherent in these programs against the goals of the programs and the company's risk appetite. Additional discussion of the risk oversight undertaken by the Committee can be found below under "Decision Making and Policies — Risk Considerations in Setting Compensation Plans and Programs."

Compensation elements

Our executive officers' total direct compensation consists of three elements: base salary, annual cash incentive compensation, and long-term incentive compensation. In 2017, 75% of the value of each executive officer's long-term incentive award was delivered in PRSUs and 25% was delivered in stock options. Each of these elements of total direct compensation is described in detail below. When evaluating an executive officer's compensation compared to market levels and those of other members of our company's executive officer group, the Committee considers both the value of each element and of the total direct compensation package.

Executive officers are also eligible to receive health benefits under the same plans available to our other employees, matching contributions to their U.S. Bank 401(k) Savings Plan accounts on the same basis as our other employees, and retirement benefits that are earned over their career with the company. Perquisites for executive officers are limited, consisting primarily of financial planning expenses, home security, parking and executive physicals. Executive officers do not receive gross-up payments for tax liabilities resulting from perquisites.

Equity awards can be accelerated on a double-trigger basis, as described in "Potential Payments Upon Termination or Change-in-Control," but the executive officers are not entitled to receive any cash benefits upon any employment termination scenario that does not involve death or disability.

37	U.S. Bancorp 2018 Proxy Statement

Compensation discussion and analysis

Base salary

The Committee considers the salary of executive officers relative to comparable executives in our compensation peer group and will make market-based adjustments as it deems appropriate. Salaries can also be adjusted to reflect experience and tenure in a position, internal pay equity within the executive officer group, increased scope of responsibilities, individual performance, and retention considerations.

January 2017 salary actions: When Mr. Dolan was promoted to CFO in the middle of 2016, the Committee increased his base salary from $525,000 to $575,000, as reported in our 2017 proxy statement. In January 2017, the Committee further increased his base salary to $650,000 to address a significant misalignment that remained between his base salary and the salaries of chief financial officers at companies in our compensation peer group. No other NEO received a salary adjustment at that time.

NEO	Base salary paid in 2016	Base salary set in January 2017

Andrew Cecere	$800,000	$800,000

Richard K. Davis	$1,400,000	$1,400,000

Terrance R. Dolan	$545,833	$650,000

P.W. (Bill) Parker	$625,000	$625,000

Jeffry H. von Gillern	$575,000	$575,000

Gunjan Kedia	$525,000	$525,000

April 2017 salary actions: Effective April 18, 2017, Mr. Cecere's annual base salary increased from $800,000 to $1,000,000 to reflect the increased responsibilities tied to his promotion to CEO, and Mr. Davis's annual base salary decreased from $1,400,000 to $1,000,000 in accordance with his decreased responsibilities.

Annual cash incentive awards

How we determine our NEOs' annual cash incentive awards

All management-level employees, including the NEOs and our other executive officers, have the opportunity to earn annual cash incentive awards that reflect their responsibility levels and reward achievement of corporate and business line goals, as well as reflect individual performance and risk sensitivity. The awards made to our NEOs are granted under our 2006 Executive Incentive Plan (the "EIP").

The formula for calculating each NEO's Annual Cash Incentive Payout consists of the following elements:

  ▶
  Each NEO's Target Award Amount, which is set by the Committee as a percentage of his or her base salary (Target Award Percentage × Base Salary)

  ▶
  The Bonus Funding Percentage applicable to each NEO, which is calculated based on a combination of corporate and business line performance metrics

  ▶
  The Committee's assessment of each NEO's Individual Performance and Risk Sensitivity, which can increase or decrease the value of the Bonus Funding Percentage applied to each NEO's Target Award Amount

Setting the Target Award Amounts

The Target Award Amount for each executive officer is based on the officer's level of responsibility within the organization as well as market-based and internal pay equity considerations.

U.S. Bancorp 2018 Proxy Statement	38

Compensation discussion and analysis

January 2017 target award actions: The Committee increased the Target Award Percentages for all of the NEOs except for Mr. Davis in January 2017. Mr. Cecere's Target Award Percentage was increased to reflect the growing responsibility he had been assuming in his role as President and Chief Operating Officer. The other NEOs' Target Award Percentages (other than Mr. Davis's) increased to better align those executives' cash compensation levels with the cash compensation levels of corresponding executives at companies in our compensation peer group.

NEO	Target Award Percentage used in 2016	Target Award Percentage set in January 2017	Target Award Amount set in January 2017

Andrew Cecere	150%	175%	$1,400,000

Richard K. Davis	225%	225%	$3,150,000

Terrance R. Dolan			$910,000
P.W. (Bill) Parker	125%	140%	$875,000
Jeffry H. von Gillern			$805,000
Gunjan Kedia			$735,000

April 2017 target award actions: When Mr. Cecere became President and Chief Executive Officer in April 2017, his Target Award Percentage was increased to 225% of his new base salary of $1,000,000. The Target Award Amount adjustment was effective starting in May 2017. The Committee increased his Target Award Percentage to reflect his increased responsibilities as CEO and to more closely align his cash compensation opportunity with the cash compensation paid to CEOs at companies in our compensation peer group. The Committee also determined that Mr. Davis would not be eligible to receive an Annual Cash Incentive Award for the portion of the year that he served as Executive Chairman because he was no longer an executive officer at that time.

NEO	Target Award Percentage set in May 2017	Target Award Amount set in May 2017 (annual amount)	Blended Target Award Amount for all of 2017

Andrew Cecere	225%	$2,250,000	$1,966,667

Richard K. Davis	0%	$0	$1,050,000

Calculating the Bonus Funding Percentage

Each year, the Committee targets an aggregate amount of annual cash incentive awards to be granted to all management-level employees in each business line. The actual size of the pool that funds payouts can range from 0% to 200% of the target amount (the Bonus Funding Percentage) based on the company's and the business line's performance against earnings per share ("EPS") and pretax income targets included in the annual financial plan. The Board establishes these financial targets at the beginning of the fiscal year with the intent that they be challenging yet reasonably achievable goals.

The Bonus Funding Percentage for each of our revenue-producing business lines is based on the company's EPS performance compared to the target amount in the annual financial plan (weighted 35%) and that business line's pretax income performance compared to the target amount in the annual financial plan (weighted 65%); for each of the business lines in a support function, the 65% of the Bonus Funding Percentage assigned to pretax income performance is calculated based on the weighted average results of all of the revenue-producing business lines in their group. The calculation is described in detail below.

For purposes of computing the Bonus Funding Percentage, our standard practice is to adjust EPS results so that the effect of any variation in our loan loss reserve build or release is reduced by 50%. We routinely adjust EPS in this manner, whether the loan loss reserve variation is favorable or unfavorable. The Committee will also consider whether EPS should be further adjusted from reported amounts to normalize any notable items; such adjustments are made infrequently.

39	U.S. Bancorp 2018 Proxy Statement

Compensation discussion and analysis

The Committee believes that EPS and business line pretax income are appropriate performance metrics for the executive officers' annual cash incentive awards for the following reasons:

  ▶
  EPS is an important indicator of profitability that aligns the interests of the executive officers with those of shareholders;

  ▶
  EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and use of capital;

  ▶
  the business line pretax income targets are the fundamental drivers of the company's revenues and income before taxes;

  ▶
  the EPS and pretax income targets are aligned with annual financial plan targets, which the Board and management have assessed for achievability; accordingly, the targets provide incentives to take appropriate amounts of risk to achieve those goals; and

  ▶
  the Committee values the clear alignment of incentives for executive officers and other management-level employees resulting from shared performance metrics.

The Bonus Funding Percentage for each business line is calculated as follows:

  ▶
  The percentages by which actual corporate EPS differs from the EPS target and actual business line pretax income differs from target pretax income are each multiplied by a leverage factor of four to magnify the positive or negative variation of actual results. For example, if the actual corporate EPS were 5% greater than the EPS target, the formula would multiply 5% by four to arrive at 20%. The 20% would then be added to 100% to get the EPS Bonus Funding Result of 120%. If the actual business line pretax income were 3% below target, the formula would multiply 3% by four to arrive at 12%. The 12% would then be subtracted from 100%, resulting in a Pretax Income Bonus Funding Result of 88%. Neither the EPS Bonus Funding Result nor the Pretax Income Bonus Funding Result may be less than 0% or greater than 200%.

  ▶
  The EPS Bonus Funding Result is multiplied by 35% to yield the Corporate Component, and the Pretax Income Bonus Funding Result is multiplied by 65% to yield the Business Line Component.

  ▶
  The Corporate Component is then added to the Business Line Component to arrive at the Bonus Funding Percentage for that business line. For example, a 120% EPS Bonus Funding Result weighted 35% and an 88% Pretax Income Bonus Funding Result weighted 65% results in a Bonus Funding Percentage of 99.2%.

The Bonus Funding Percentage used for most annual cash incentive plan participants in corporate-wide support functions that do not produce revenue — the Overall Bonus Funding Percentage — is calculated slightly differently, with 35% based on the EPS Bonus Funding Result and 65% based on the weighted average Pretax Income Bonus Funding Results of all of the company's business lines.

2017 Corporate Component results: The target level of EPS in 2017 was $3.42. The company reported EPS of $3.51 for 2017, including notable items from the fourth quarter related to the estimated impacts of tax reform, a special

U.S. Bancorp 2018 Proxy Statement	40

Compensation discussion and analysis

employee bonus, a charitable contribution to the U.S. Bank Foundation, and a regulatory and legal accrual. Combined, these notable items had a net positive impact of $0.09 on EPS for the year.

The Committee determined the EPS value to be used to calculate the Corporate Component of the Annual Cash Incentive Payouts for members of the executive team as follows:

  ▶
  The Committee started with the company's core EPS results for 2017 of $3.42 (that is, excluding the impact of the notable items from reported EPS described above).

  ▶
  In accordance with its standard practice, the Committee adjusted the EPS results downward by $0.02 to offset by 50% the positive effect that our lower-than-planned increase of loan loss reserves had on earnings.

  ▶
  The Committee further decreased the calculated EPS by applying the negative impact of the $608 million liability the company accrued in the fourth quarter for payments expected to be made in the settlement of certain regulatory and legal matters.

  ▶
  The resulting EPS value used to calculate the Corporate Component for all awards to executive officers was $3.05. Note that the EPS value used to calculate the Corporate Component for the awards of other employees who participate in the annual cash incentive plan was based on core EPS, adjusted only for the change of loan loss reserves as explained above (that is, $3.42). The payouts to non-executives were not affected by the negative adjustment for amounts accrued related to the settlement of certain regulatory and legal matters, as the Committee determined that it was appropriate to primarily hold executives accountable for this expense.

  ▶
  After applying the leverage factor to the difference between target and the actual EPS results used for executive awards, the EPS Bonus Funding Result for executive officers' awards was 56.6%.

2017 Business Line Component results: Pretax income results ranged from 87.2% to 134.0% of target performance across our company's 26 revenue-producing business lines, which generated Pretax Income Bonus Funding Results of 48.9% to 200.0% following application of the leverage factor and the 200% earn-out cap. The weighted average Pretax Income Bonus Funding Results of all of the company's business lines, which was used to calculate the Overall Bonus Funding Percentage, was 99.4%.

2017 bonus funding results: The Bonus Funding Percentage used to calculate the payouts for executive officers with leadership responsibilities for the entire company or for a corporate-wide support function was the Overall Bonus Funding Percentage as adjusted for the decreased EPS value applied to executive awards, or the Overall Executive Bonus Funding Percentage. Accordingly, the awards granted to Messrs. Davis, Cecere, Dolan and Parker were calculated by using the Overall Executive Bonus Funding Percentage, which was 84.4%: [(56.6% × 35%) + (99.4% × 65%)].

The Bonus Funding Percentage for each executive officer who leads a revenue-producing group, including Ms. Kedia, equaled a weighted average of the Bonus Funding Percentages of all of the business lines for which he or she has responsibility, using the decreased EPS value applied to executive awards.

The Bonus Funding Percentage for the Technology and Operations Services business line, led by Mr. von Gillern, is calculated differently from all other business lines in that 35% is based on the EPS Bonus Funding Result (decreased for Mr. von Gillern's award as with all other executive awards), 50% is based on the weighted average Pretax Income Bonus Funding Results of all of the company's revenue-producing business lines, and 15% is based on that business line's expense management performance compared to plan. The Committee considers expense management to be particularly important to Technology and Operations Services because this business line has responsibility for a significant portion of the company's overall expenditures.

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Compensation discussion and analysis

The resulting Bonus Funding Percentages were as follows for the NEOs:

NEO	Bonus Funding Percentage

Andrew Cecere Richard K. Davis Terrance R. Dolan P.W. (Bill) Parker	84.4% (the Overall Executive Bonus Funding Percentage)

Gunjan Kedia	83.2% (equal to the weighted average of Bonus Funding Percentages for the 8 business lines for which Ms. Kedia has responsibility, using the decreased EPS value applied to executive awards)

Jeffry H. von Gillern	81.4% (the Bonus Funding Percentage for the Technology and Operations Services business line, for which Mr. von Gillern has responsibility, using the decreased EPS value applied to executive awards)

Factoring in individual performance and risk sensitivity

The Committee considers the performance of the business lines managed by each executive officer and that executive officer's individual performance during the year. Individual performance criteria for all executive officers include performance relative to risk management, leadership, employee engagement, community involvement, involvement in special projects and new initiatives, and talent management, as well as factors including credit quality and audit, regulatory and compliance results. The Bonus Funding Percentage to be applied to an executive's Target Award Amount can be adjusted downward as well as upward based on these performance reviews.

The Committee also uses a formal "risk scorecard" analysis, which can result in downward or upward adjustments to the Bonus Funding Percentage to reflect the executives' demonstrated sensitivity to risk. The Committee believes that it is important to retain the ability to recognize outstanding individual performance and risk mitigation in determining Annual Cash Incentive Payouts, as well as to acknowledge circumstances where individual performance improvements are suggested or where inappropriate risk-taking behaviors have occurred.

Finally, the Committee reviews the level of our corporate performance relative to our financial peer group in the principal profitability measures used by the Board in assessing corporate performance, as well as in relative levels of total shareholder return, as a check on the appropriateness of the award levels in the context of these operational performance measures.

Individual performance and risk sensitivity modifications have been used sparingly

Modifications to our NEOs' Bonus Funding Percentage based on their individual performance and risk sensitivity have historically been modest in scope and have resulted in decreased award payouts more often than increased payouts.

Since 2013, NEOs collectively received increases four times, resulting in modifications of +4%, +5% (two awards, including one in 2017, as described below), and +10%, and received decreases six times, resulting in modifications of –3%, –5% (three awards), and –7% (two awards).

2017 individual performance and risk sensitivity actions: The Committee determined that each NEO's applicable Bonus Funding Percentage appropriately reflected that executive's performance and contribution to the company in 2017. Accordingly, no individual performance-based modifications were made to the NEOs' Bonus Funding Percentages. Following an analysis of the NEOs' risk scorecard results, the Committee increased the Bonus Funding Percentage applicable to Mr. Parker's Target Award Amount by 5% in recognition of the substantial improvements made to the company's risk management function under his leadership.

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Compensation discussion and analysis

2017 Annual Cash Incentive Payout results: The resulting payouts made to the NEOs in February 2018 for 2017 performance under the annual cash incentive plan were as follows:

NEO	Percentage of Target Award Amount paid out	Dollar value of payout

Andrew Cecere	84.4%	$1,659,867

Richard K. Davis	84.4%	$886,200

Terrance R. Dolan	84.4%	$786,040

P.W. (Bill) Parker	89.4%	$782,250

Jeffry H. von Gillern	81.4%	$655,270

Gunjan Kedia	83.2%	$611,520

As described above, the calculation of Mr. Cecere's Annual Cash Incentive Payout of $1,659,867 was based on a blended Target Award Amount of $1,966,667 corresponding to the portions of 2017 he served as Chief Operating Officer and as CEO: [(175% × $800,000) × 84.4% for January through April] + [(225% × $1,000,000) × 84.4% for May through December].

The calculation of Mr. Davis's Annual Cash Incentive Payout of $886,200 was based on a prorated Target Award Amount applicable to the portion of 2017 he served as CEO, with no payout for the time he served as Executive Chairman: (225% × $1,400,000) × 84.4% for January through April.

Long-term incentive awards

Establishing the structure of the equity awards

The Committee grants the executive officers equity awards to align their interests with those of long-term shareholders. As in each of the last several years, 75% of the value of each NEO's long-term incentive award in 2017 was granted in the form of PRSUs, and 25% was granted in the form of stock options. These awards were granted under the U.S. Bancorp 2015 Stock Incentive Plan.

The PRSUs granted in 2017 were earned according to a formula tied to our one-year ROE performance, as described in detail below. Both the earned PRSUs and stock options granted in 2017 vest ratably over four years from the grant date, and the PRSU awards will be settled in shares of our common stock. Cash dividends on unvested PRSUs are accrued during the performance period, but accrued dividends are only paid after the end of the performance period on shares actually earned by the executives.

Based on feedback we received though our shareholder engagement process, the Committee structured the long-term incentive awards granted in February 2018 differently: 60% of the value for each NEO was granted as PRSUs that will be earned over a three-year period (instead of a one-year period) and will cliff vest at the end of the performance period, and 40% were granted as restricted stock units that will vest ratably over three years. The Committee replaced stock options with restricted stock units to reduce the program's risk profile while providing increased ownership and retention value.

Setting the value of the equity awards

Each year in January, the Committee determines the dollar value of the long-term incentive awards to be granted to the executive officers, and the grants are made in mid-February. In setting each year's award amounts, the Committee considers the relative market position of the awards and the total compensation for each executive, the proportion of each executive's total direct compensation to be delivered as a long-term incentive award, internal pay equity, executive performance and changes in responsibility, retention considerations, and corporate performance.

43	U.S. Bancorp 2018 Proxy Statement

Compensation discussion and analysis

2017 equity value actions: The Committee increased the value of equity awards granted in 2017 over the prior year's values as follows (values reflect the fair market value of the award on the date of grant):

NEO	Value of equity awards granted in 2016	Value of equity awards granted in 2017

Andrew Cecere	$5,775,000	$6,000,000

Richard K. Davis	$8,525,000	$10,000,000

Terrance R. Dolan	$1,640,000	$3,100,000

P.W. (Bill) Parker	$2,420,000	$2,500,000

Jeffry H. von Gillern	$1,760,000	$2,300,000

Gunjan Kedia	$1,400,000	$1,600,000

The Committee substantially increased the value of Mr. Dolan's equity awards to address a significant misalignment with his total compensation level compared to that of chief financial officers at companies in our compensation peer group, and to provide appropriate retention. The increases to the other NEOs' award levels correspond to adjustments that continue to align their long-term incentive opportunities with market levels.

Selecting the performance metrics and performance period for the PRSU awards

The number of PRSUs earned is determined according to a formula that uses a comparison of our actual ROE to target results, as well as our ROE performance relative to our peer financial institutions. ROE is used as the performance metric because:

  ▶
  it directly reflects the return generated by the company on our shareholders' investment;

  ▶
  it encompasses profitability, efficiency, balance sheet management and financial leverage, and is among the most widely used indicators of financial performance in our industry;

  ▶
  achieving a high ROE requires prudent management of the tradeoffs between risk and return, requiring an appropriate balance between achieving the highest return on invested capital and managing risk within the company's established risk tolerance levels; and

  ▶
  using ROE as a performance metric aligns the interests of the executives with those of long-term shareholders, because sustaining a high ROE is a primary driver of strong earnings growth and long-term valuation.

The Committee uses a performance matrix reflecting both the absolute and relative ROE scales to determine the final PRSU award amounts earned during the performance period. Target levels of both absolute and relative ROE are established, with maximum and minimum levels also identified. Earn-out amounts are determined using interpolation. The Committee believes that the PRSU earn-out structure provides an important balance between rewarding the achievement of absolute performance goals and strong relative performance. Executives are not rewarded for poor performance simply because members of our financial peer group have even worse performance, nor are they rewarded for exceeding expectations if performance relative to peers is substandard. In addition, by using a sliding scale for each ROE performance metric, the matrix takes into account the amount of variance from the ROE target and peer group ROE results, rewarding performance while mitigating the incentive for excessive risk taking that may result from an "all-or-nothing" award.

The PRSUs granted in 2017 used a one-year performance period because the Committee believed that a short performance period would provide executives a clear line of sight linking pay and performance, and the longer vesting period would require subsequent service to receive the benefit of the awards. Based on the feedback received from our shareholders, however, the Committee changed the performance period to three years for the PRSUs granted in February 2018 to further align pay with long-term performance.

Setting the levels of absolute and relative ROE for the PRSU performance matrix

The one-year absolute ROE target selected for the 2017 PRSU awards aligns with the company's annual financial plan, which was approved by the company's Board of Directors. The ROE goal the company sets for itself in its annual

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Compensation discussion and analysis

financial plan is aggressive; over the last several years, the company's ROE goal has been higher than the actual performance of all of the members of its financial peer group for the corresponding year. The Committee believes it is beneficial for the company's stakeholders that the executive team be challenged to achieve a reasonably attainable but stretch level of performance. This goal-setting approach might appropriately require a target level reduction in years when external pressures on the performance metric are expected to push it downward, an approach the Committee views more favorably than setting a lower level of performance as the target with the expectation that it cannot be lowered in future years.

As part of the executive compensation program changes we made beginning in 2018, the absolute ROE target will now be consistent with our long-range financial goal as provided to investors. The Committee made this change to provide additional consistency and transparency about our goal setting. The target and maximum ROE levels selected by the Committee for the three-year performance period contained in the PRSU awards granted in February 2018 were based on the ROE range included in the company's profitability goals announced at its most recent Investor Day conference, held in September 2016. While the Investor Day presentation provided an ROE range of 13.5% to 16.5%, the Committee adjusted the goals contained in the PRSUs upward to reflect the impact tax reform is expected to have on the company's ROE results over the awards' three-year performance period.

The Committee also established a sliding scale of ROE achieved relative to the ROE of our financial peer group, which consists of the following institutions: Bank of America, BB&T, Fifth Third, J.P. Morgan, KeyCorp, PNC, Regions, SunTrust, and Wells Fargo. This group is used by the company for financial comparison purposes because these companies, along with U.S. Bancorp, are the ten largest financial services companies based in the United States that provide broadly comparable retail and commercial banking services. Performance above the median of peers will result in increases in the award payout, while performance below the median of peers will result in decreases in the award payout.

2017 performance setting actions: The Committee established the following performance matrix at the time the 2017 PRSU awards were granted, providing for the actual award amounts to range from 0% to 125% of the target number of units in each award.

The target level of absolute ROE for 2017 (13.5%) was set slightly higher than the actual level of ROE performance in 2016 (13.4%). When the company established the ROE target to be included in its annual financial plan for 2017, which was approved by the Board and then adopted by the Committee when setting the target level of absolute ROE for the PRSU awards, it continued to be aggressive relative to its peer financial institutions but also mindful of external pressures on that performance metric. The industry pressures on ROE over the past several years have included revenue headwinds due to persistent low interest rates and regulatory limitations on fee revenues, increased regulatory costs, and higher liquidity and capital requirements.

2017 ROE performance results: In accordance with the terms of the PRSU award agreements, the Committee determined our absolute ROE performance based on the result included in our 2017 audited financial statements. Our reported ROE result in 2017 was 13.8%, compared to the target absolute level of 13.5%. In relation to its financial peer group, U.S. Bancorp's 2017 ROE ranked above the 75th percentile. The final calculation resulted in the number of PRSUs earned being equal to 113.4% of the target number of units granted.

The number of units earned by each NEO for 2017 performance, as well as the number of stock options granted to each NEO in 2017, are reported in the Outstanding Equity Awards at 2017 Fiscal Year-End table later in this proxy statement.

45	U.S. Bancorp 2018 Proxy Statement

Compensation discussion and analysis

Decision making and policies

Who is involved in making compensation decisions

Executive compensation policy, practices and amounts are determined by the Committee, which is composed entirely of independent outside directors. The Committee has responsibility for setting each component of compensation for our CEO with the assistance and guidance of its independent compensation consultant. The Committee had retained Frederic W. Cook & Co., Inc., as its independent compensation consultant through the first part of 2017, and then engaged Meridian Compensation Partners, LLC, for the second half of the year.

Our CEO and senior members of our human resources group, also with the assistance of the compensation consultant, develop initial recommendations for all components of compensation for the executive officers other than the CEO and present their recommendations to the Committee for review and approval. The Committee also annually reviews the total amount and types of compensation paid to non-employee members of the Board of Directors and recommends any changes to the independent directors for approval.

The Committee retains an independent compensation consultant to:

  ▶
  provide advice regarding compensation program design, competitive practices, market trends and peer group composition;

  ▶
  make recommendations to the Committee in setting the pay of our CEO;

  ▶
  provide the same advisory services to the Committee, our CEO, and senior members of our human resources group regarding the compensation of the other executive officers; and

  ▶
  advise the Committee on director compensation.

Neither Frederic W. Cook & Co., Inc., nor Meridian Compensation Partners, LLC, provide any other services to our company. Following a review of the relationship between the company and each of these consultants in 2017, the Committee concluded that their work for the Committee does not raise any conflicts of interest.

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Compensation discussion and analysis

How compensation is determined

The executive compensation outcomes described in the preceding pages are the culmination of a year's worth of analysis and decision making by the Committee, as follows:

January–February
▶ Review the company's recent performance in several key financial metrics and compare it to the performance of its peer institutions in the financial services industry
▶ Determine the payouts to be made under the annual cash incentive plan based on the previous year's corporate, business line and individual performance and sensitivity to risk
▶ Calculate the percentage of target PRSU awards earned for the last completed performance period
▶ Set the coming year's base salaries and target award percentages for the annual cash incentive plan
▶ Establish performance targets for the upcoming annual cash incentive plan
▶ Set the structure and amount of long-term incentive awards
▶ Establish performance targets for the upcoming PRSU awards and grant equity awards
▶ Consider risks arising from the company's incentive compensation plans (see below for more information about the risk consideration process)
April
▶ Review total compensation tally sheets for each executive officer, including compensation outcomes under various termination scenarios
▶ Review Say on Pay voting recommendations from proxy advisors and consider the results of the shareholder vote
July–October
▶ Review comparative compensation information from peer institutions (see below for more information about our compensation peer group), as well as a larger group of diversified financial companies
▶ Compensation consultant reports on compensation practices and trends in the financial services industry
▶ Review market information and recommend non-employee director compensation for approval by the independent directors
December
▶ Management reports on feedback from fall shareholder engagement conversations
▶ Establish design of executive compensation program for upcoming year and make preliminary decisions about target levels of compensation
▶ Review executive officers' performance evaluations
Ongoing
▶ Review the company's year-to-date financial performance relative to the targets included in its incentive compensation plans
▶ Evaluate the structure of the executive compensation program and assess its effectiveness in creating long-term shareholder value

47	U.S. Bancorp 2018 Proxy Statement

Compensation discussion and analysis

Compensation peer group

For several years, the Committee used the same peer group of financial services companies to perform market checks on the level of compensation of our executive officers that management and the Board use for financial performance comparisons. The Committee altered this compensation peer group in 2017 by removing Regions Financial Corporation and KeyCorp and adding Citigroup and Capital One Financial.

The Board does not use Citigroup and Capital One Financial for financial comparison purposes because both companies have a business mix that is very different from our company's, but the Committee decided to adopt the different peer group for compensation purposes because it believes that these two institutions are more meaningful competitors in the marketplace for executive talent than are the two smallest institutions in our financial peer group. The Committee continues to use the financial peer group (which had been the compensation peer group from 2009 through 2016) to measure the company's absolute ROE performance in the PRSU earn-out matrix.

As shown below, U.S. Bancorp occupies a median position in its compensation peer group with respect to significant financial metrics.

1.
Source: S&P Capital IQ based on company filings and market data; at December 31, 2017

2.
Source: S&P Capital IQ based on company filings and market data; for the year ended December 31, 2017

The Committee also reviews and uses compensation data from a large group of diversified financial services companies as an additional point of comparison. As a result of this ongoing analysis and resulting compensation adjustments, our executive compensation positioning is generally within market range, recognizing that several positions are unique to our company and do not have clear market comparisons.

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Compensation discussion and analysis

Risk considerations in setting compensation plans and programs

Overview: Prudent risk taking is an integral part of any business strategy, and our compensation program is not intended to encourage management decisions that completely eliminate risk. Rather, the combination of various elements in our program is designed to encourage appropriate sensitivity to risk and mitigate the potential to reward risk taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and negatively affect shareholder value. Our compensation practices are also designed to reward performance while maintaining our core commitment to customer service and ethical principles. Together with the company's processes for strategic planning, its internal control over financial reporting and other financial and compliance policies and practices, the design of our compensation program helps to discourage management actions that demonstrate insensitivity to risk.

Role of the Incentive Review Committee: As a large financial services company, we have been subject to a continuing horizontal industry review of incentive compensation policies and practices undertaken by the Federal Reserve Board since 2009. We routinely undertake a thorough risk analysis of every incentive compensation plan of the company, the individuals covered by each plan and the risks inherent in each plan's design and implementation. We also conduct validation and back-testing activities to ensure that compensation plans are correctly risk rated, the plans are designed to adequately mitigate risk inherent therein, and the plans are administered effectively. The Incentive Review Committee was created to oversee that review and to provide more comprehensive oversight of the relationship between the various kinds of risk we manage and our company's incentive compensation plans and programs. The Incentive Review Committee meets throughout the year and is responsible for the ultimate review and approval of all company incentive plans.

This Incentive Review Committee reviews incentive plan elements such as risk controls, plan participants, performance measures, performance and payout curves or formulas, how target level performance is determined (including whether any thresholds and caps exist), how frequently payouts occur, and the mix of fixed and variable compensation that the plan delivers. The plans and programs are also reviewed from the standpoint of reasonableness (for example, how target pay levels compare to similar plans for similar employee groups at other companies, and how payout amounts relate to the results that generate the payments), how well the plans and programs are aligned with U.S. Bancorp's goals and objectives and with the company's risk appetite, and from an overall standpoint, whether these plans and programs represent an appropriate mix of short-term and long-term compensation.

As part of this review by our Incentive Review Committee, our management team, including senior risk officers and individuals from the compensation department, have identified the risks inherent in these programs and have modified plans and controls where appropriate to mitigate certain potential risks. For example, most business line incentive compensation plans with a credit component track early defaults, or defaults that occur within the first 12 months, and must include a provision that allows the company to offset future payments by the amount of the previously paid incentives related to the early default.

In addition, a "risk scorecard" analysis measuring adequacy of risk management is undertaken for senior management-level employees who have the individual ability to pose material risk to the company, including the executive officers; all employees who have credit responsibility and who participate in annual corporate cash incentive plans; and all employees who, as part of a group, can engage in risk-taking behavior that could be material to the company and who participate in annual corporate cash incentive plans. This analysis serves as the basis for annual cash incentive plan adjustments for these employees. Annually, the Incentive Review Committee also addresses risk events that pose a material adverse impact to the company or business line to determine whether an event should trigger cancellation of equity awards. The Incentive Review Committee has reviewed its process with the Committee and discussed the areas where compensation-related risks were being addressed by plan modifications, or were mitigated by internal controls or otherwise.

Role of the Compensation and Human Resources Committee: The Compensation and Human Resources Committee also conducts an annual review of the compensation packages and components for the executive officers. The Committee assesses the incentives for risk taking contained in the compensation program and balances them with the other goals of the compensation program. The Committee meets at that time with members of senior management for a discussion of the material risks our company faces, in order to assess those risks and the overall risk tolerance of the company approved by the Board of Directors in relation to the levels of risk inherent in the compensation plans and programs and the performance targets set each year.

49	U.S. Bancorp 2018 Proxy Statement

Compensation discussion and analysis

In evaluating the incentives for risk taking in compensation plans and policies for executive officers, the Committee considered the following risk-mitigating aspects of those plans and policies:

Overall compensation program risk mitigation factors

▶

Long-term incentive focus: The majority of the total compensation received by executive officers is in the form of equity awards with multi-year vesting schedules, which helps to ensure that executives have significant value tied to long-term stock price performance and mitigates incentives to manage the company with an excessive focus on short-term gain.

Annual cash incentive risk mitigation factors

▶

Broad corporate focus: The award payouts for all participants in the annual cash incentive plan, including our executive officers, are dependent to a large degree on our corporate EPS performance. This structure provides a common, consistent focus on the achievement of annual goals important to our overall success, while mitigating the incentives to take excessive risks in order to achieve goals that are more closely linked to individual performance.

▶

Specific risk sensitivity analysis: A "risk scorecard" analysis is performed for senior management-level employees who have the individual ability to pose material risk to the company, including executive officers, and is reviewed by our Incentive Review Committee. The results of this analysis may result in decreases to Annual Cash Incentive Payouts when inadequate risk management is demonstrated.

▶ Clawback policy: The company's incentive compensation "clawback" policy discourages risk taking that would lead to improper financial reporting.
Long-term incentive risk mitigation factors

▶

Specific equity cancellation provisions: The equity award agreements for executive officers contain a provision that cancels unvested equity awards if it is determined that the executive exhibited an inadequate sensitivity to risk that caused a material adverse impact on the company or the executive's line of business.

▶

Choice of performance metric: The PRSUs use ROE as the measure of corporate performance for determining the final number of units earned under the award. Achieving a high ROE requires an appropriate balance between achieving the highest return on invested capital and managing risk within the company's established risk tolerance levels.

▶

Maximum PRSU payout limited: The number of units that may be earned under the performance formula was capped at 125% for the 2017 awards, which limits the potential incentive to take excessive risk in order to receive a greater number of shares. This amount was increased to 150% of target for the awards made in 2018, which is still a moderate level of upside potential and balances the elimination of stock options from the program.

▶

Sliding scale earn-out calculation: The PRSU performance matrix takes into account the amount of variance from the ROE target and peer group ROE results, mitigating the incentive for excessive risk taking that may result from an "all-or-nothing" award.

▶

Meaningful stock ownership and retention requirements: As described below, executives are required to hold significant amounts of company stock, a portion of which must be held until retirement, which fosters the alignment of executives' interests with those of our long-term shareholders.

▶ Policy prohibiting hedging of shares: Executives are prohibited from taking actions designed to hedge or offset any decrease in the market value of our common stock.

Based on a consideration of the foregoing reviews and factors, the Committee has determined that risks arising from the company's compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.

Stock ownership and retention requirements

The Committee believes that significant ownership of our common stock by our executive officers directly aligns their interests with those of our other shareholders and also helps balance the incentives for risk taking inherent in equity-based awards. We have had a requirement for many years that our executives hold significant amounts of company stock, and as part of the executive compensation program changes we made beginning in 2018, we have recently added a requirement that our executives retain a substantial portion of the net value of their vested stock awards and exercised stock options, even after minimum ownership levels have been attained and until retirement. The current ownership and retention requirements are as follows:

Executive officer	Minimum ownership level	Hold-until-retirement requirement
CEO	6x base salary	50% of net value

Other executive officers	3x base salary	25% of net value

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Compensation discussion and analysis

Vested PRSUs, exercised stock options, and all restricted stock units are included in determining whether an executive officer satisfies the minimum ownership levels. Until the applicable ownership level is met, the executive officers must hold 75% of the net value of any vested stock award or exercised option.

As of December 31, 2017, all of our executive officers were in compliance with the stock ownership requirements. Most executive officers complied by holding stock valued in excess of their applicable salary multiple, and those who have not yet reached those levels (the most recently appointed executive officers) complied by holding at least 75% of the after-tax value of any vested stock award or exercised option.

Recoupment ("clawback") of annual cash incentive payouts

The Committee has a clawback policy and will evaluate the facts and circumstances surrounding a restatement of earnings, if any, and, in its sole discretion, may adjust and recoup cash incentive amounts paid to our CEO, any executive officers or any other employees as it deems appropriate, if attributable to incorrectly reported earnings.

Tax considerations

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. The annual cash incentive awards and equity awards granted to the NEOs in 2017 were designed in a manner intended to qualify them as "performance-based" compensation under Section 162(m), which would exempt them from the deduction limit.

Annual cash incentive awards granted to the NEOs in 2017 were granted under the EIP. The EIP sets the maximum award level that can be given to any NEO under the plan for any year at 0.2% of the company's net income for the year to satisfy Section 162(m)'s performance-based exemption. The Committee then used negative discretion to reduce the payout amount of each executive's cash incentive award to an amount that was determined based on the formula described above: Target Award Amount × (Bonus Funding Percentage +/- Individual Performance and Risk Sensitivity). The maximum award amount under the EIP was established principally to position these awards to comply with the performance-based exemption under Section 162(m), and is not indicative of the expected payout amounts.

Equity awards granted to the NEOs in 2017 were granted under the U.S. Bancorp 2015 Stock Incentive Plan. Based on the design of that plan and the steps that the Committee took to establish performance goals for the PRSUs and then later certify the results, the PRSUs and stock options were also intended to qualify as performance-based compensation under Section 162(m).

The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. Accordingly, compensation in excess of $1 million paid to executive officers covered by Section 162(m)'s deduction limit will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The application and interpretation of Section 162(m) and the regulations issued thereunder as they currently stand, including the scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit, are uncertain. Therefore, despite the Committee's efforts to structure the NEOs' annual cash incentive awards and equity awards in 2017 in a manner intended to be exempt from Section 162(m)'s deduction limits, no assurance can be given that compensation intended to satisfy the requirement for exemption from those limits will in fact be deductible.

The Committee reviews all executive compensation programs and payments to determine the tax impact on the company as well as on the executive officers. Tax impact is one of many factors considered by the Committee as it designs a compensation program whose objectives include rewarding high performance, shareholder alignment, market competitiveness, accounting impact, and perceived value to executives. Because many different factors influence a well-rounded, comprehensive executive compensation program, the Committee retains the discretion and flexibility to award compensation that is not deductible under Section 162(m) and to modify compensation that was initially intended to be exempt under Section 162(m) if it determines that such modifications are consistent with the overall objectives of the executive compensation program.

Compensation committee report

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our 2017 Annual Report on Form 10-K.

Compensation and Human Resources Committee of the Board of Directors of U.S. Bancorp

Arthur D. Collins, Jr., Chair	O'dell M. Owens, M.D., M.P.H.
Olivia F. Kirtley	Scott W. Wine
David B. O'Maley

51	U.S. Bancorp 2018 Proxy Statement

Executive compensation

Executive compensation

Summary compensation table

The following table shows the cash and non-cash compensation awarded to or earned by our NEOs for 2017.

Name and principal position	Year	Salary ($)	Stock awards ($)[1]	Option awards ($)[2]	Non-equity incentive plan compensation ($)[3]	Change in pension value and non-qualified deferred compensation earnings ($)[4]		All other compensation ($)[5]	Total ($)
Andrew Cecere[6]	2017	941,538	4,500,000	1,500,000	1,659,867	3,381,404		31,947	12,014,756
President and	2016	800,000	4,331,250	1,443,750	1,160,400	884,538		31,478	8,651,416
Chief Executive Officer	2015	750,000	3,750,000	1,250,000	920,250	43,399		28,053	6,741,702

Richard K. Davis[7]	2017	1,116,923	7,500,000	2,500,000	886,200	3,369,557		24,525	15,397,205
Executive Chairman and	2016	1,400,000	6,393,750	2,131,250	3,046,050	2,359,264		15,680	15,345,994
former Chief Executive	2015	1,300,000	5,812,500	1,937,500	2,304,900	202,478		27,632	11,585,010
Officer

Terrance R. Dolan[8]	2017	650,000	2,325,000	775,000	768,040	579,394		16,188	5,113,622
Vice Chairman and	2016	545,833	1,230,000	410,000	695,031	357,515		15,672	3,254,051
Chief Financial Officer

P.W. (Bill) Parker	2017	625,000	1,875,000	625,000	782,250	325,854		23,971	4,257,075
Vice Chairman and	2016	625,000	1,815,000	605,000	755,469	163,105		24,868	3,988,442
Chief Risk Officer	2015	625,000	1,500,000	500,000	678,125	241,507		24,545	3,569,177

Jeffry H. von Gillern	2017	575,000	1,725,000	575,000	655,270	186,832		31,935	3,749,037
Vice Chairman, Technology	2016	575,000	1,320,000	440,000	692,156	133,795		18,595	3,179,546
and Operations Services	2015	550,000	1,125,000	375,000	587,125	57,651		21,589	2,716,365

Gunjan Kedia[8]	2017	525,000	1,200,000	400,000	611,520	—	(9)	69,327	2,805,847
Vice Chairman, Wealth Management and Investment Services

1.
Stock awards

  The amounts in this column are calculated based on the number of performance-based restricted stock units, or PRSUs, awarded and the fair market value of U.S. Bancorp common stock on the date the award was made in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.

  The 2017 values in this table reflect the fair market value of each officer's target payout for the 2017 PRSUs on the grant date. The number of units subject to each of these awards that were earned based on our actual 2017 performance is equal to 113.4% of the awards' respective target amounts. The fair market value of the maximum potential payout amounts for these awards on the grant date was as follows: (i) Mr. Cecere, $5,625,000; (ii) Mr. Davis, $9,375,500; (iii) Mr. Dolan, $2,906,250; (iv) Mr. Parker, $2,343,750; (v) Mr. von Gillern, $2,156,250; and (vi) Ms. Kedia, $1,500,000.

2.
Option awards

  The amounts in this column are based on the fair value of the stock option awards as estimated using the Black-Scholes option-pricing model in accordance with FASB ASC Topic 718. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 17 to our consolidated financial statements included in our 2017 Annual Report on Form 10-K.

3.
Non-equity incentive plan compensation

  The amounts in this column relate to awards granted under our EIP in January 2017, determined in January 2018 based on 2017 performance, and paid out in February 2018. The EIP and these awards are discussed above in the Compensation Discussion and Analysis section of this proxy statement.

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Executive compensation
4.
Change in pension value and non-qualified deferred compensation earnings

  The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the U.S. Bank Pension Plan and the U.S. Bancorp Non-Qualified Retirement Plan. A number of factors can cause the amounts reflected in this column to vary significantly, including volatility in the discount rate applied to determine the value of future payment streams and changes to mortality assumptions.

  The change in present value amounts reported for 2017 are larger than those reported for 2016 for the respective NEOs. These larger "change" values are partially due to the lower discount rates used for year-end 2017, which are approximately 40 to 45 basis points lower than for year-end 2016. Other drivers include increases in age and service, as well as updated lump-sum mortality factors. The primary driver of the increase in Mr. Cecere's change value is the increase in compensation that accompanied his promotion to the role of CEO. The net present values of the pension benefits as of December 31, 2017, used to calculate the net change in pension benefits were determined using the same assumptions used to determine our pension obligations and expense for financial statement purposes. See Note 16 to our consolidated financial statements included in our 2017 Annual Report on Form 10-K for these specific assumptions. Additional information about our Pension Plan and Non-Qualified Retirement Plan is included below under the heading "Pension Benefits." We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in this column.

5.
All other compensation

  The following table describes each component of the All Other Compensation column for 2017:

Name	Parking reimbursement ($)	Matching contribution into 401(k) savings plan ($)	Reimbursement of financial planning expenses ($)	Executive physical ($)	Home security system expenses ($)	Moving/ commuting expenses ($)[a]	Other ($)[b]	Total ($)
Mr. Cecere	4,800	10,800	13,490	—	2,857	—	—	31,947

Mr. Davis	4,800	10,800	—	—	6,567	—	2,358	24,525

Mr. Dolan	4,800	10,800	—	—	588	—	—	16,188

Mr. Parker	4,800	10,800	1,635	6,736	—	—	—	23,971

Mr. von Gillern	4,800	10,800	9,364	3,401	570	—	3,000	31,935

Ms. Kedia	5,200	—	13,490	1,950	—	48,667	20	69,327

  a.
  Includes $18,271 for moving expenses incurred as part of Ms. Kedia's relocation to her permanent residence in Pennsylvania and a $10,000 furnishing allowance for her corporate housing in Minneapolis, which were one-time expenses. Remaining expenses relate to housing and travel to and from her office in Minneapolis, which will be ongoing.
  b.
  The amounts for Mr. Davis and Ms. Kedia represent the value of non-cash awards. The amount for Mr. von Gillern represents a matching contribution under our charitable matching gifts program, which is available to all of our employees and directors.

  Our company occasionally allows its executives the personal use of tickets for sporting and special events previously acquired by our company for the purpose of business entertainment. There is no incremental cost to our company for the use.

6.
Mr. Cecere served as President and Chief Executive Officer beginning April 18, 2017. He previously served as President and Chief Operating Officer.
7.
Mr. Davis served as Executive Chairman beginning April 18, 2017. He previously served as Chairman and Chief Executive Officer.
8.
Mr. Dolan was not an NEO in 2015. Ms. Kedia was not an NEO in 2015 or 2016. Accordingly, the table above reflects only their compensation for years they were NEOs.
9.
Ms. Kedia was not yet a participant in any U.S. Bank pension plan as of December 31, 2017.

Grants of plan-based awards

The following table summarizes the equity and non-equity plan-based awards granted in 2017 to the NEOs. The first line of information for each executive contains information about the 2017 annual cash incentive awards that each executive was granted under our EIP, and the remaining information relates to PRSUs and stock options granted in 2017 under the U.S. Bancorp 2015 Stock Incentive Plan.

53	U.S. Bancorp 2018 Proxy Statement

Executive compensation

Grants of plan-based awards for fiscal 2017

		Date of compensation committee meeting at	Estimated future payouts under non-equity incentive plan awards[1]		Estimated future payouts under equity incentive plan awards[4]			All other option awards: number of securities underlying	Exercise or base price of option	Grant date fair value of stock and option

Name	Grant date	which grant was approved	Target ($)[2]	Maximum ($)[3]	Threshold (#)	Target (#)	Maximum (#)	options (#)[5]	awards ($/Sh)	awards ($)[6]
Andrew	—	—	1,966,667	12,436,000	—	—	—	—	—	—
Cecere	2/16/17	1/16/17	—	—	0	81,803	102,253	—	—	4,500,000
	2/16/17	1/16/17	—	—	—	—	—	102,251	55.01	1,500,000

Richard K.	—	—	1,050,000	12,436,000	—	—	—	—	—	—
Davis	2/16/17	1/16/17	—	—	0	136,338	170,422	—	—	7,500,000
	2/16/17	1/16/17	—	—	—	—	—	170,419	55.01	2,500,000

Terrance R.	—	—	910,000	12,436,000	—	—	—	—	—	—
Dolan	2/16/17	1/16/17	—	—	0	42,265	52,831	—	—	2,325,000
	2/16/17	1/16/17	—	—	—	—	—	52,829	55.01	775,000

P.W. (Bill)	—	—	875,000	12,436,000	—	—	—	—	—	—
Parker	2/16/17	1/16/17	—	—	0	34,084	42,605	—	—	1,875,000
	2/16/17	1/16/17	—	—	—	—	—	42,607	55.01	625,000

Jeffry H. von	—	—	805,000	12,436,000	—	—	—	—	—	—
Gillern	2/16/17	1/16/17	—	—	0	31,357	39,196	—	—	1,725,000
	2/16/17	1/16/17	—	—	—	—	—	39,199	55.01	575,000

Gunjan	—	—	735,000	12,436,000	—	—	—	—	—	—
Kedia	2/16/17	1/16/17	—	—	0	21,814	27,267	—	—	1,200,000
	2/16/17	1/16/17	—	—	—	—	—	27,267	55.01	400,000

1.
Estimated future payouts under non-equity incentive plan awards

  These columns show the potential payments for each of these executive officers under our EIP for 2017 performance. Actual annual cash incentive payout amounts are determined in accordance with a formula based on corporate EPS performance and business line pretax income performance, in each case ranging from 0% to 200% of target levels, subject to adjustment for individual performance and risk sensitivity. Additional information regarding how the payout amounts for these awards are determined is included above in "Compensation Discussion and Analysis — Annual Cash Incentive Awards," and the actual amounts paid based on 2017 performance are reported above in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

2.
Target estimated future payouts under non-equity incentive plan awards

  As described above in "Compensation Discussion and Analysis — Annual Cash Incentive Awards," the Compensation and Human Resources Committee establishes a target cash incentive amount for each NEO each year, expressed as a percentage of the executive's base salary.

  The Target Award Amount shown for Mr. Cecere in this column is a prorated amount reflecting the base salary and Target Award Percentage applicable to him for the portions of 2017 he spent as President and Chief Operating Officer and as President and Chief Executive Officer. The target amount shown for Mr. Davis in this column reflects the base salary and Target Award Percentage applicable to him for the portion of 2017 he spent as Chairman and Chief Executive Officer; he was not eligible to receive an annual cash incentive award for the portion of the year he served as Executive Chairman.

3.
Maximum estimated future payouts under non-equity incentive plan awards

  Our EIP provides the opportunity for each participant in the plan to earn a maximum cash incentive amount equal to 0.2% of our net income for the performance year. Our net income for the 2017 fiscal year was $6.218 billion, and 0.2% of net income was $12.436 million. As described above in "Compensation Discussion and Analysis — Deductibility of Performance-Based Compensation," the maximum amounts calculated in accordance with the EIP are not indicative of amounts the Compensation and Human Resources Committee expects to pay out.

4.
Estimated future payouts under equity incentive plan awards

  These columns show the potential number of PRSUs that could have been earned by each of these executive officers in 2017. Depending on performance, 0% to 125% of the target number of PRSUs granted to the executive officers could have been earned. The number of units earned is determined using a sliding scale based on (i) our 2017 ROE result versus a predetermined target and (ii) our 2017 ROE ranking within our financial peer group. Based on our actual 2017 performance compared to the targets set in the award agreements for each executive, the number of units earned is equal to 113.4% of their respective targets. Additional information regarding how the PRSU awards are earned is included above in "Compensation Discussion and Analysis — Long-Term Incentive Awards," and the actual number of units earned by each NEO is included in the Outstanding Equity Awards at 2017 Fiscal Year-End table below.

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Executive compensation

  The earned PRSUs vest at 25% per year, with vesting dates of February 16, 2018, 2019, 2020 and 2021 to coincide with the anniversaries of the grant date for the annual awards. The PRSUs accrue an amount equal to the dividends paid on our shares of common stock, which is paid at the end of the performance period on the number of units earned.

5.
Option awards

  These stock options vest at 25% per year, with vesting dates of February 16, 2018, 2019, 2020 and 2021 to coincide with the anniversaries of the grant date for the awards.

6.
Grant date fair value of stock and option awards

  The grant date fair value of the PRSUs was calculated using the target number of units multiplied by the closing market price of a share of our common stock on the grant date. The Black-Scholes option pricing model was used to estimate the grant date fair value of the options in this column. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price.

  The assumptions used to develop the grant date valuations for the options granted on February 16, 2017, were as follows: risk-free rate of return of 2.03%, dividend rate of 2.6%, volatility rate of 34.98%, quarterly reinvestment of dividends, and an average term of 5.5 years. No adjustments have been made for non-transferability or risk of forfeiture. The real value of the stock options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

Outstanding equity awards

The following table shows the unexercised stock options and the unvested restricted stock units and PRSUs held at the end of fiscal year 2017 by the NEOs.

Outstanding equity awards at 2017 fiscal year-end

	Option awards					Stock awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of stock units that have not vested (#)		Market value of stock units that have not vested ($)[1]
Andrew Cecere	—	102,251	(2)	55.01	2/16/2027	—		—
	35,111	105,334	(3)	39.49	2/18/2026	—		—
	51,022	51,022	(4)	44.32	2/19/2025	—		—
	70,024	23,342	(5)	40.32	2/20/2024	—		—
	84,948	—		33.99	2/14/2023	—		—
	184,187	—		28.63	2/15/2022	—		—
	165,564	—		28.70	2/16/2021	—		—
	183,374	—		25.35	10/22/2019	—		—
	—	—		—	—	92,764	(6)	4,970,295
	—	—		—	—	87,278	(7)	4,676,355
	—	—		—	—	44,124	(8)	2,364,164
	—	—		—	—	20,712	(9)	1,109,749

Richard K. Davis	—	170,419	(2)	55.01	2/16/2027	—		—
	51,830	155,490	(3)	39.49	2/18/2026	—		—
	79,082	79,083	(4)	44.32	2/19/2025	—		—
	123,574	41,192	(5)	40.32	2/20/2024	—		—
	144,152	—		33.99	2/14/2023	—		—
	294,696	—		28.63	2/15/2022	—		—
	260,172	—		28.70	2/16/2021	—		—
	300,122	—		23.86	2/16/2020	—		—
	305,625	—		25.35	10/22/2019	—		—
	—	—		—	—	154,607	(6)	8,283,843
	—	—		—	—	128,838	(7)	6,903,140
	—	—		—	—	68,392	(8)	3,664,443
	—	—		—	—	36,551	(9)	1,958,403

55	U.S. Bancorp 2018 Proxy Statement

Executive compensation

	Option awards					Stock awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of stock units that have not vested (#)		Market value of stock units that have not vested ($)[1]
Terrance R. Dolan	—	52,829	(2)	55.01	2/16/2027	—		—
	582	1,749	(3)	41.88	7/18/2026	—		—
	9,363	28,092	(3)	39.49	2/18/2026	—		—
	13,265	13,266	(4)	44.32	2/19/2025	—		—
	19,937	6,646	(5)	40.32	2/20/2024	—		—
	24,918	—		33.99	2/14/2023	—		—
	—	—		—	—	47,928	(6)	2,567,982
	—	—		—	—	1,425	(7)	76,352
	—	—		—	—	23,275	(7)	1,247,075
	—	—		—	—	11,472	(8)	614,670
	—	—		—	—	5,897	(9)	315,961

P.W. (Bill) Parker	—	42,607	(2)	55.01	2/16/2027	—		—
	14,713	44,139	(3)	39.49	2/18/2026	—		—
	20,409	20,410	(4)	44.32	2/19/2025	—		—
	28,833	9,612	(5)	40.32	2/20/2024	—		—
	—	—		—	—	38,651	(6)	2,070,921
	—	—		—	—	36,574	(7)	1,959,635
	—	—		—	—	17,648	(8)	945,580
	—	—		—	—	8,528	(9)	456,930

Jeffry H. von Gillern	—	39,199	(2)	55.01	2/16/2027	—		—
	10,700	32,102	(3)	39.49	2/18/2026	—		—
	15,307	15,307	(4)	44.32	2/19/2025	—		—
	21,750	7,250	(5)	40.32	2/20/2024	—		—
	27,183	—		33.99	2/14/2023	—		—
	13,508	—		28.63	2/15/2022
	—	—		—	—	35,558	(6)	1,905,198
	—	—		—	—	26,599	(7)	1,425,174
	—	—		—	—	13,236	(8)	709,185
	—	—		—	—	6,433	(9)	344,680

Gunjan Kedia	—	27,267	(2)	55.01	2/16/2027	—		—
	—	—		—	—	24,737	(6)	1,325,408
	—	—		—	—	20,357	(10)	1,090,728

1.
The amounts in this column are calculated using a per share value of $53.58, the closing market price of a share of our common stock on December 29, 2017, the last business day of the year.

2.
These non-qualified stock options vest at the rate of 25% per year, with vesting dates of February 16, 2018, 2019, 2020 and 2021.

3.
These non-qualified stock options vest at the rate of 25% per year; 25% vested on February 18, 2017, with remaining vesting to occur on February 18, 2018, 2019 and 2020.

4.
These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of February 19, 2016 and 2017, with remaining vesting to occur on February 19, 2018 and 2019.

5.
These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of February 20, 2015, 2016 and 2017, with remaining vesting to occur on February 20, 2018.

6.
These PRSUs, the number of which was determined based on our actual 2017 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year, with vesting dates of February 16, 2018, 2019, 2020 and 2021.

7.
These PRSUs, the number of which was determined based on our actual 2016 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on February 18, 2017, with remaining vesting to occur on February 18, 2018, 2019 and 2020.

8.
These PRSUs, the number of which was determined based on our actual 2015 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on each of February 19, 2016 and 2017, with remaining vesting to occur on February 19, 2018 and 2019.

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Executive compensation
9.
These PRSUs, the number of which was determined based on our actual 2014 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on each of February 20, 2015, 2016 and 2017, with remaining vesting to occur on February 20, 2018.

10.
These restricted stock units, granted to Ms. Kedia when she was hired, vest at the rate of 25% per year; 25% vested on December 12, 2017, with remaining vesting to occur on December 12, 2018, 2019 and 2020.

Option exercises and stock vested

The following table summarizes information with respect to stock option awards exercised and restricted stock units and PRSUs vested during fiscal 2017 for each of the NEOs.

Option exercises and stock vested during fiscal 2017

	Option awards		Stock awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)[1]	Number of shares acquired on vesting (#)	Value realized on vesting ($)[2]
Andrew Cecere	374,636	8,020,245	96,986	5,303,751

Richard K. Davis	707,726	15,154,749	156,323	8,547,034

Terrance R. Dolan	101,334	2,225,639	27,232	1,488,965

P.W. (Bill) Parker	29,449	528,559	38,251	2,092,683

Jeffry H. von Gillern	—	—	29,954	1,637,846

Gunjan Kedia	—	—	6,785	375,007

1.
Value realized on exercise

  Value determined by subtracting the exercise price per share from the market value per share of our common stock at the time of exercise and multiplying the difference by the number of shares acquired on exercise.

2.
Value realized on vesting

  Value determined by multiplying the number of vested shares by the market value on the vesting date (determined for these purposes as the closing market price of a share of our common stock on the date prior to the vesting date, or on the most recent prior business day in the event the date prior to the vesting date is not a business day).

Pension benefits

Defined benefit pension plans

The U.S. Bank Pension Plan was created through the merger of the former U.S. Bancorp's career average pay defined benefit plan, known as the "U.S. Bancorp Cash Balance Pension Plan," and the former Firstar Corporation's non-contributory defined benefit plan, which was primarily a final average pay plan. Under the U.S. Bank Pension Plan, benefits are calculated using a final average pay formula, based upon the employee's years of service and average salary during the five consecutive years of service in which compensation was the highest during the ten years prior to retirement, with a normal retirement age of 65.

Effective January 1, 2010, our company established a new cash balance formula for certain current and all future eligible employees. Participants will receive annual pay credits based on eligible pay multiplied by a percentage determined by their age and years of service. Participants will also receive an annual interest credit. Participants in the pension plan that elected to receive pension benefits using the cash balance formula had their existing benefits in the pension plan frozen and will earn future benefits under the cash balance formula.

Substantially all employees are eligible to receive benefits under the U.S. Bank Pension Plan. Participation requires one year of service with U.S. Bancorp or its affiliates, and vesting of benefits requires five years of service for benefits under the final average pay formula and three years of service for benefits under the post-2009 cash balance formula. Messrs. Cecere, Parker and von Gillern were the only NEOs who elected to receive pension benefits using the cash balance formula.

57	U.S. Bancorp 2018 Proxy Statement

Executive compensation

Although no new benefits are accrued under the former U.S. Bancorp Cash Balance Pension Plan formula and Firstar Corporation's plan formula for service after 2001, benefits previously earned under those plans have been preserved and will be part of a retiree's total retirement benefit. In order to preserve the relative value of benefits that use the final average pay formula, subsequent changes in compensation (but not in service) may increase the amount of those benefits.

Federal laws limit the amount of compensation we may consider when determining benefits payable under qualified defined benefit pension plans. We also maintain a non-contributory, non-qualified retirement plan that pays the excess pension benefits that would have been payable under our current and prior qualified defined benefit pension plans if the federal limits were not in effect.

Mr. Davis earned benefits under the former Firstar Corporation plan that will be included in his ultimate retirement benefit. Messrs. Cecere, Dolan, Parker and von Gillern earned benefits under the former U.S. Bancorp Cash Balance Pension Plan that will be included in their ultimate retirement benefits.

Supplemental retirement benefits

Certain of our executive officers, including all of the NEOs except for Ms. Kedia, are eligible for a supplemental benefit that augments benefits earned under the U.S. Bank Pension Plan and the non-qualified excess benefits discussed above. The supplemental benefit ensures that eligible executives receive a total retirement benefit equal to a fixed percentage of the executive's final average cash compensation. In the case of Messrs. Dolan, Parker and von Gillern, their supplemental benefits were frozen in 2001. For purposes of this supplemental benefit, final average cash compensation includes annual base salary, annual cash bonuses and other cash compensation awards as determined by the Compensation and Human Resources Committee. Eligibility for these supplemental benefits has been determined by the Committee based on individual performance and level of responsibility.

Vesting of the supplemental benefit is generally subject to certain conditions, including that an executive officer provide a certain number of years of service determined by the Compensation and Human Resources Committee. Mr. Davis is eligible for an amount of total retirement benefits at age 62 equal to 60% of the average cash compensation during his five consecutive years of service in which he is most highly compensated, and he is fully vested in these benefits. Mr. Cecere is eligible for an amount of total retirement benefits at age 65 equal to 55% of the average cash compensation during his final three years of service, reduced by his estimated retirement benefits from Social Security. Mr. Cecere is fully vested in a portion of his supplemental benefit, with his vested portion increasing on a pro rata basis up to age 60. Mr. Dolan has a frozen monthly annuity of $522 in which he is fully vested, payable as early as his termination date. Mr. Parker has a frozen monthly annuity benefit of $1,761 in which he is fully vested, payable as early as his termination date. Mr. von Gillern also has a frozen monthly annuity benefit of $138 in which he is fully vested, payable as early as his termination date.

For Mr. Davis, the standard form of payment of the supplemental benefit is a ten-year certain, single life annuity. For a portion of Mr. Cecere's supplemental benefit, the standard form is either a lump sum or a joint and survivor annuity, depending on the present value of the lump sum at retirement, and for the remaining portion of the benefit, the standard form is a joint and survivor annuity. For the supplemental benefits for Messrs. Dolan, Parker and von Gillern, the standard form is either a lump sum or a joint and survivor annuity, depending on the present value of the lump sum at retirement. Each of Messrs. Davis and Cecere has the option of electing to receive his supplemental benefit in other various forms of annuity benefits. In general, this election must be made prior to the applicable officer's retirement date. In addition, Mr. Davis has the option to elect to receive the pre-2005 portion of his supplemental benefit as a lump sum distribution, and Mr. Cecere has the option to elect to receive his entire supplemental benefit as a lump sum. This election must be made at least 12 months prior to the applicable officer's retirement date, and Mr. Cecere has made such an election.

The present value of the supplemental benefit for Messrs. Dolan, Parker and von Gillern is currently less than $400,000, so in accordance with plan rules, their supplemental benefit will default to payment in a lump sum. Each of Messrs. Dolan, Parker and von Gillern has the option to make an election to receive his supplemental benefit as an annuity if the election is made 12 months prior to the applicable officer's termination date, the officer is over age 55, and the present value exceeds $50,000. The amount of the lump sum distribution equals the actuarial equivalent of the annuity form of payment and is calculated using substantially similar actuarial assumptions as for our pension plan obligations discussed in Note 16 to our consolidated financial statements included in our 2017 Annual Report on Form 10-K. The means of calculating the various annuity benefits are described in the pension plan.

Ms. Kedia was hired in December 2016 and became a participant in the pension plan on January 1, 2018. Accordingly, she had no pension benefit as of December 31, 2017, to report in this proxy statement.

U.S. Bancorp 2018 Proxy Statement	58

Executive compensation

Pension benefits for fiscal 2017

The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the NEOs.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefits ($)[1,2]		Payments during last fiscal year ($)
Andrew Cecere	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental benefits	32	5,780,318		—
	Excess benefit	32	3,840,357		—
	U.S. Bank Pension Plan	32	628,096		—

	Total		10,248,771	(3)	—

Richard K. Davis	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental benefits	24	23,958,171		—
	Excess benefit	24	11,322,485		—
	U.S. Bank Pension Plan	24	926,676		—

	Total		36,207,332	(4)	—

Terrance R. Dolan	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental benefits	3	66,497		—
	Excess benefit	19	2,310,465		—
	U.S. Bank Pension Plan	19	616,540		—

	Total		2,993,502	(5)	—

P.W. (Bill) Parker	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental benefits	18	257,341		—
	Excess benefit	34	2,200,682		—
	U.S. Bank Pension Plan	34	763,357		—

	Total		3,221,380	(5)

Jeffry H. von Gillern	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental benefits	1	14,803		—
	Excess benefit	17	731,687		—
	U.S. Bank Pension Plan	17	311,620		—

	Total		1,058,110	(5)

Gunjan Kedia	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental benefits	—	—		—
	Excess benefits	—	—		—
	U.S. Bank Pension Plan	—	—		—

	Total		—	(6)	—

1.
The measurement date and material actuarial assumptions applied in quantifying the present value of the current accrued benefits are discussed in Note 16 to our consolidated financial statements included in our 2017 Annual Report on Form 10-K. These assumptions include the use of a 3.72% discount rate for the supplemental and excess plans and a 3.85% discount rate for the qualified pension plan. The mortality assumptions used are based on the RP 2014 mortality table projected generationally using a customized RPEC_2014 scale. The average pay used for the benefit calculations was historical pay through the measurement date (December 31, 2017).

  The amounts in this column were calculated based on the earliest age at which the applicable officer is entitled to receive unreduced retirement benefits and ignore any vesting requirements. The earliest age of unreduced retirement benefits is 65 for Messrs. Cecere, Dolan, Parker, and von Gillern and 62 for Mr. Davis.

2.
In the event of the death of one of the officers in this table, a pre-established percentage of the officer's pension benefits will be paid to the officer's beneficiary. The actual percentage paid to the beneficiary is dependent on the form of payment of benefits elected by the officer. The default percentage is 50% to the officer's spouse. An additional lump sum death benefit may be payable based on certain actuarial calculations. The present value of the payments to an officer's beneficiary would not exceed the total present value of accumulated benefits shown in this column.

59	U.S. Bancorp 2018 Proxy Statement

Executive compensation
3.
Mr. Cecere is 100% vested and eligible to begin receiving his U.S. Bank Pension Plan benefit and the pre-2005 portion of his excess and supplemental benefits upon retirement at any age. The remainder of his excess and supplemental benefits are payable upon the later of age 62 or retirement. If any of the vested benefits are paid before Mr. Cecere reached age 65, the benefits are reduced by certain early retirement benefit formulas specified in the applicable plan for each year prior to Mr. Cecere's reaching age 65. These early retirement benefit formulas reduce the annual pension benefit amount payable to Mr. Cecere due to the longer benefit payment period related to the earlier commencement of benefits.
4.
Mr. Davis is 100% vested and eligible to begin receiving his U.S. Bank Pension Plan benefit and the pre-2005 portion of his excess and supplemental benefits upon retirement. The remainder of his excess and supplemental benefits are payable upon the later of age 62 or retirement. The portion of his benefits available at retirement are reduced by an early retirement benefit formula specified in the applicable plan for each year prior to his reaching age 62. The early retirement benefit formula reduces the annual pension benefit amount payable to Mr. Davis due to the longer benefit payment period related to the earlier commencement of benefits.
5.
Messrs. Dolan, Parker, and von Gillern are currently vested in 100% of their pension benefits.
6.
Ms. Kedia was not yet a participant in any U.S. Bank pension plans as of December 31, 2017.

Nonqualified deferred compensation

Under the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement) (the "Executive Deferred Compensation Plan"), members of our senior management, including all of our executive officers, may choose to defer all or a part of their annual base salary and annual cash incentive payments. The minimum amount that can be deferred in any calendar year is $1,000. Cash compensation that is deferred is deemed to be invested in one of several investment funds, including a U.S. Bancorp common stock fund, as selected by the participant.

Shown below are the rates of return for each of the investment options (also known as measurement funds) available under the Executive Deferred Compensation Plan for the period from January 1, 2017, through December 31, 2017:

Fund Name	2017 Returns
Stable Value Fund	1.81%

Bond Index Fund	3.49%

US Large Cap Equity Index Fund	21.73%

US Small-Mid Equity Index Fund	18.05%

International Equity Index Fund	26.40%

Deferred Savings U.S. Bancorp Stock Fund	6.52%

Amounts deferred under the Executive Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of the hypothetical investment options selected by the plan participant. Plan participants are allowed to change their investment elections at any time, but the changes are only effective at the beginning of the following calendar quarter. The measurement funds are merely measuring tools to determine the amount by which account balances will be debited or credited to reflect deemed investment returns on deferred compensation.

Although the plan administrator has established procedures permitting a plan participant to reallocate deferred amounts among these investment alternatives after the initial election to defer, the election to defer is irrevocable, and the deferred compensation will not be paid to the executive officer until his or her retirement or earlier termination of employment. At that time, the participant will receive, depending upon the payment choice and investment alternatives selected by the executive officer, payment of the amounts credited to his or her account under the plan in a lump-sum cash payment or in annual installments over 5, 10, 15 or 20 years. Payments are made ratably in cash from each of the investment alternatives in which the officer has a balance, except the stock fund, which is generally paid in shares. If a participant dies before the entire deferred amount has been distributed, the undistributed portion will be paid to the participant's beneficiary. The benefits under the plan otherwise are not transferable by the participant.

U.S. Bancorp 2018 Proxy Statement	60

Executive compensation

Prior to the establishment of the Executive Deferred Compensation Plan, members of our senior management could defer annual salary and annual cash incentive compensation into a prior U.S. Bancorp deferred compensation plan. Messrs. Davis and Parker have deferred amounts under our prior plan.

The following table summarizes information with respect to the participation of the NEOs in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Nonqualified deferred compensation for fiscal 2017

Name	Executive contributions in last FY ($)[1]	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)[2]	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Andrew Cecere	—	—	—	—	—

Richard K. Davis	—	—	245,303	—	4,009,999	(3)

Terrance R. Dolan	—	—	—	—	—

P.W. (Bill) Parker	377,735	—	66,246	—	1,769,259	(4)

Jeffry H. von Gillern	—	—	—	—	—

Gunjan Kedia	—	—	—	—	—

1.
The amounts reported in this column are included in the amounts reported in the Summary Compensation Table for 2017.
2.
The amounts reported in this column represent the change during the last fiscal year in the value of the underlying investment fund or U.S. Bancorp stock fund in which the executive officer's deferred amounts were deemed to be invested and any increases in the deferred amounts due to dividends payable upon those funds.
3.
Of this amount, $776,000 represents deferrals of cash compensation from prior years that were reported in the Summary Compensation Table in our proxy statement for the relevant years. The remaining balance represents the cumulative earnings on the original deferred amounts.
4.
Of this amount, $833,985 represents deferrals of cash compensation that was earned in 2014, 2015, 2016 and 2017. These amounts were included as part of the pay reported in the Summary Compensation Table in our proxy statement for the relevant years.

Potential payments upon termination or change-in-control

General

Any NEO whose employment is voluntarily or involuntarily terminated is entitled to the payments or other benefits that the officer has accrued and is vested in under the benefit plans discussed above in this proxy statement, including under the heading "Pension Benefits." Except as is specifically described below with respect to disability, death or termination of employment following a change-in-control of U.S. Bancorp, no NEO is entitled to any other benefits upon any employment termination or change-in-control scenario.

Payments made upon disability

Cash payments: Under the terms of the U.S. Bancorp Non-Qualified Retirement Plan, Messrs. Davis and Cecere are eligible for an annual disability benefit that is equal to 60% of their current annual cash compensation. The definition of disability is similar to that used for the disability plan covering all employees. The definition of annual cash compensation is the same definition as is used to calculate supplemental pension benefits under this plan, without using a five-year average. Their agreements under the non-qualified retirement plan provide that Messrs. Davis and Cecere are eligible to receive disability payments through the earlier of the cessation of their disability or reaching their normal retirement age.

61	U.S. Bancorp 2018 Proxy Statement

Executive compensation

Messrs. Dolan, Parker and von Gillern and Ms. Kedia are eligible for an annual disability benefit of $150,000 (equal to 50% of their annual cash compensation, up to $300,000 of compensation) under the terms of the U.S. Bank Long-Term Disability Insurance Plan insured by Hartford Life and Accident Insurance Company, our broad-based disability program. Optional additional disability insurance is available for purchase by those NEOs. The definition of disability is generally that a participant is unable to perform material duties of his or her own occupation for 24 months following the six-month elimination period, or any occupation after 24 months, and suffers a loss of at least 20% in predisability earnings. The definition of annual cash compensation is actual cash compensation for a one-year period ending September 30. The disability benefit for any of the officers would be reduced by any benefits payable under the U.S. Bank Pension Plan, Social Security or worker's compensation. The duration of disability payments under this broad-based program is dependent upon the age of the participant when the disability occurs. Because each of Messrs. Dolan, Parker and von Gillern and Ms. Kedia is under age 63, payments would continue through the earlier of the cessation of their disability or reaching their normal retirement age (or for 42 months if greater than normal retirement age), assuming all other plan conditions are met.

Effect on equity awards: If the employment of any of our officers who have received equity compensation awards is terminated due to disability, the terms of our stock option and PRSU agreements provide that the vesting and other terms of those awards will continue as if the termination of employment did not occur. With the exception of Ms. Kedia, no financial information for the event of disability is set forth below in the Potential Payments Upon Disability, Death, or Termination After a Change-in-Control table for the equity awards held by our NEOs, as there is no immediate financial impact upon the occurrence of any of these events. Ms. Kedia holds unvested restricted stock units she was granted when initially hired, and the agreement governing that award provides for the acceleration of any unvested restricted stock units in the event of long-term disability.

Payments made upon death

Cash payments: NEOs are eligible to receive life insurance benefits under the same plans available to our other employees. Their benefit is equal to their annual cash compensation up to $300,000. In addition, optional term life insurance is available for purchase. As this benefit is generally available to all salaried employees and does not discriminate in scope, terms, or operation in favor of the officers, the value has not been quantified in the Potential Payments Upon Disability, Death, or Termination After a Change-in-Control table.

Effect on equity awards: All of our equity award agreements provide for the acceleration of any unvested award upon the death of the NEO. For PRSUs, the target number of units will vest if the death occurs before the performance period has ended, and the earned number of units will vest if the death occurs on or after the last day of the performance period. The stock option agreements generally provide that the administrator of the officer's estate has a three-year period after death during which to exercise the options.

Payments upon termination after a change-in-control

Cash payments: None of our NEOs is entitled to any cash payments in connection with a change-in-control of U.S. Bancorp.

Effect on equity awards: All of our equity award agreements provide for acceleration of the vesting of any unvested award if an NEO's employment is terminated within 12 months after a change-in-control of U.S. Bancorp other than for cause. For PRSUs, the target number of units will vest if the qualifying termination occurs before the performance period has ended, and the earned number of units will vest if the qualifying termination occurs on or after the last day of the performance period. Accelerated stock options may be exercised at any time during the 12 months following the NEO's termination.

Quantification of estimated payments and benefits

The following table shows potential annual cash payments to the NEOs upon disability and the potential benefits the NEOs could accrue through accelerated equity vesting upon death or termination of employment (other than for cause) following a change-in-control of U.S. Bancorp. The table also shows the potential benefit Ms. Kedia could accrue through accelerated vesting of restricted stock units upon disability. No information regarding pension amounts payable to the NEOs is shown in the following table; applicable pension amounts payable to these executive officers are discussed above under the heading "Pension Benefits."

U.S. Bancorp 2018 Proxy Statement	62

Executive compensation

The amounts shown assume that termination was effective as of December 29, 2017, the last business day of the year, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and cash incentive payments earned by the executives during 2017. The actual amounts to be paid can only be determined at the time of an executive's termination.

Potential payments upon disability, death, or termination after a change-in-control

Name	Type of payment	Annual disability payments ($)	Payments upon death ($)	Payments upon termination (other than for cause) after a change-In-control ($)
Andrew Cecere
	Base pay	564,923	—	—
	Bonus	995,920	—	—
	Acceleration of unvested equity awards:
	Stock options[1]	—	2,266,135	2,266,135
	PRSUs[2]	—	13,120,563	13,120,563

	Total	1,560,843	15,386,698	15,386,698

Richard K. Davis
	Base pay	670,154	—	—
	Bonus	531,720	—	—
	Acceleration of unvested equity awards:
	Stock options[1]	—	3,469,369	3,469,369
	PRSUs[2]	—	20,809,829	20,809,829

	Total	1,201,874	24,279,198	24,279,198

Terrance R. Dolan
	Base pay	150,000	—	—
	Bonus	—	—	—
	Acceleration of unvested equity awards:
	Stock options[1]	—	627,249	627,249
	PRSUs[2]	—	4,822,039	4,822,039

	Total	150,000	5,449,288	5,449,288

P.W. (Bill) Parker
	Base pay	150,000	—	—
	Bonus	—	—	—
	Acceleration of unvested equity awards:
	Stock options[1]	—	938,370	938,370
	PRSUs[2]	—	5,433,066	5,433,066

	Total	150,000	6,371,436	6,371,436

Jeffry H. von Gillern
	Base pay	150,000	—	—
	Bonus	—	—	—
	Acceleration of unvested equity awards:
	Stock options[1]	—	690,195	690,195
	PRSUs[2]	—	4,384,237	4,384,237

	Total	150,000	5,074,432	5,074,432

63	U.S. Bancorp 2018 Proxy Statement

Executive compensation

Name	Type of payment	Annual disability payments ($)		Payments upon death ($)	Payments upon termination (other than for cause) after a change-In-control ($)
Gunjan Kedia
	Base pay	150,000		—	—
	Bonus	—		—	—
	Acceleration of unvested equity awards:
	Stock options[1]	—		—	—
	Restricted stock units and PRSUs[2]	1,090,728	(3)	2,416,137	2,416,137

	Total	1,240,728		2,416,137	2,416,137

1.
Value computed for each stock option grant by multiplying (i) the difference between (a) $53.58, the closing market price of a share of our common stock on December 29, 2017, the last business day of the year, and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option that vest.
2.
Value determined by multiplying the number of units that vest by $53.58, the closing market price of a share of our common stock on December 29, 2017, the last business day of the year. The value of the PRSUs is based on the number of units earned in the applicable performance period.
3.
Represents the one-time value realized through accelerated vesting of restricted stock units granted to Ms. Kedia when she was hired. Not an annual amount.

Pay ratio

Total compensation amounts and ratio for 2017

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our employees and the annual total compensation of our CEO.

  ▶
  The annual total compensation for Andrew Cecere, our CEO for most of 2017, was $11,960,654 for purposes of this pay ratio calculation (see below for an explanation of the difference between this amount and the total compensation amount reported for Mr. Cecere in the Summary Compensation Table).

  ▶
  The median of the annual total compensation of all employees of our company other than the CEO was $58,269.

  ▶
  The resulting ratio of the CEO's annual total compensation to the annual total compensation of our median employee is 205:1.

The ratio stated above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. It is based on the methodologies, assumptions and estimates described below and is not necessarily comparable to the ratios reported by other companies.

Median employee identification and compensation calculation

We identified our median employee based on compensation paid during 2017 to all 71,728 of our U.S.-based employees, other than our CEO, who were employed by us on December 31, 2017. We considered any person to whom we delivered a Form W-2 Wage and Tax Statement for services performed in 2017 to be a U.S.-based employee, and this group includes full-time, part-time and temporary workers. In accordance with the "de minimis" exemption provided in Item 402(u) of Regulation S-K, we excluded from consideration all 2,693 of our non-U.S. employees working for us on December 31, 2017, representing approximately 3.6% of our total U.S. and non-U.S. workforce. The excluded employees work in the following jurisdictions: Ireland (792), Poland (720), Mexico (388), United Kingdom (340), Canada (165), Germany (102), Spain (102), Norway (42), Belgium (41), and Cayman Islands (1). We did not exclude from consideration any U.S. employees who joined our company during the year as the result of a business acquisition or combination.

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Executive compensation

For purposes of determining the compensation paid to the employees under consideration, we used earnings subject to Medicare tax as reported in Box 5, "Medicare wages and tips," on each employee's 2017 Form W-2. We did not annualize the compensation of anyone who was employed by us for only part of the year.

Once we identified our median employee, we then determined that employee's total compensation in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table. The median employee's total compensation for 2017 consisted of the following elements: hourly wages plus overtime, an annual cash incentive earned in 2017 and paid in February 2018, change in pension value, and matching contribution into the 401(k) savings plan. We did not include the value of any non-discriminatory benefit plans in the total compensation amount.

CEO compensation calculation

Andrew Cecere served as our CEO for most of 2017, including on December 31, 2017, and we consider him to be our 2017 CEO for purposes of this pay ratio calculation. Mr. Cecere began the year as our President and Chief Operating Officer, and on January 16, 2017, he was appointed to be President and Chief Executive Officer, effective April 18, 2017.

To calculate Mr. Cecere's annual total compensation as CEO for purposes of this pay ratio calculation, we assumed that the cash compensation arrangements that became effective when he began serving as CEO were in place starting on January 1, 2017. His annual base salary became $1,000,000 on April 18, and we included this amount in his annual total compensation. The annualized target award value used to calculate his payout under the annual cash incentive plan became $2,250,000 starting in May. Based on the bonus funding percentage of 84.4% that was applied to his target award amount for 2017 performance, his annualized non-equity incentive plan compensation for a full year of service as CEO would have been $1,899,000, and we included this amount in his annual total compensation.

We also re-calculated the increase in the actuarial net present value of all future retirement benefits under the U.S. Bank Pension Plan and the U.S. Bancorp Non-Qualified Retirement Plan to reflect how much the value would have increased had Mr. Cecere received the annualized salary and non-equity incentive plan compensation amounts imputed to him for this pay ratio calculation. If Mr. Cecere's annual base salary had been $1,000,000 staring on January 1, the value of his pension at that time would have been higher as well. This higher hypothetical starting point yielded a lower change in pension value accrued in 2017 for purposes of this pay ratio calculation than the actual compensation values yielded.

When the Compensation and Human Resources Committee determined the value of Mr. Cecere's long-term incentive award in January, his promotion to CEO had been approved although not yet effective. The equity awards granted to Mr. Cecere in February were therefore determined in contemplation of his upcoming change in role, and the Committee decided not to grant him an additional award when his promotion became effective. Accordingly, when calculating Mr. Cecere's annual total compensation for purposes of the pay ratio, we did not make any annualizing adjustments to his stock award and option award amounts from what is reported in the Summary Compensation Table. We also did not make any adjustments to the amount of all other compensation reported for Mr. Cecere, and we did not include the value of any non-discriminatory benefit plans in the total compensation amount.

The following table shows the amounts used in the calculation of Mr. Cecere's annual total compensation for this pay ratio presentation as compared to the amounts reported in the Summary Compensation Table.

	Salary ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Pay ratio amount	1,000,000	4,500,000	1,500,000	1,899,000	3,029,707	31,947	11,960,654

Summary compensation table amount	941,538	4,500,000	1,500,000	1,659,867	3,381,404	31,947	12,014,756

65	U.S. Bancorp 2018 Proxy Statement

Director compensation

Director compensation

Compensation for 2017

Our non-employee directors received the following cash fees for serving on the Board in 2017:

Retainer
Annual retainer for service on the Board	$90,000

Additional annual retainer for Lead Director	$50,000

Additional annual retainer for chairs of Capital Planning, Compensation and Human Resources, Governance, and Public Responsibility Committees	$20,000

Additional annual retainer for chairs of Audit and Risk Management Committees	$32,500

Additional annual retainer for other members of Audit and Risk Management Committees	$7,500

Each non-employee director who served on U.S. Bancorp's primary banking subsidiary's board of directors or on any ad hoc committee of the U.S. Bancorp Board of Directors received $1,500 per meeting for that service. Each non-employee director was also paid $1,500 for each meeting he or she attended that was not a regularly scheduled Board or committee meeting.

In addition, each non-employee director received an annual award of restricted stock units with a grant date fair value of approximately $150,000 under the U.S. Bancorp 2015 Stock Incentive Plan. This plan provides that no non-employee director may receive an equity award or awards with an aggregate grant date fair value in excess of $600,000 in any calendar year. The restricted stock units were fully vested at the time of grant, but the underlying shares will not be delivered until the director ceases to serve on the board. Each non-employee director may elect to have all of his or her shares delivered promptly following cessation of service or to have the shares delivered through ten annual installments. Each non-employee director is entitled to receive additional fully vested restricted stock units having a fair market value equal to the amount of dividends he or she would have received had restricted stock been awarded instead of restricted stock units.

The Compensation and Human Resources Committee retained its independent compensation consultant to provide advice regarding competitive compensation practices, peer analysis and recommendations to the Committee for guidance with respect to director compensation in 2017. To determine director compensation for 2017, the Committee reviewed director compensation information for our compensation peer group companies to check the alignment of our compensation package with market practice and current trends.

Director stock ownership requirements

The Compensation and Human Resources Committee has established stock ownership requirements for each non-employee director equal to five times the value of the annual cash retainer. New directors must satisfy this minimum ownership level within five years after joining the Board. As of December 31, 2017, all of the directors had sufficient holdings to meet or exceed the stock ownership requirements, or had not yet served on our Board for five years.

Deferred compensation plan participation

Under the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement) (the "Director Deferred Compensation Plan"), our non-employee directors may choose to defer all or a part of their cash fees. The minimum amount that can be deferred in any calendar year is $1,000. Cash fees that are deferred are deemed to be invested in one of several investment funds, including a U.S. Bancorp common stock fund, as selected by the participant.

These investment alternatives are the same as those available under the Executive Deferred Compensation Plan. See "Executive Compensation — Nonqualified Deferred Compensation" above for the rates of return for 2017 for each of these investment options (also known as measurement funds). The terms of the Director Deferred Compensation Plan are substantially the same as the terms of the Executive Deferred Compensation Plan described in that section.

U.S. Bancorp 2018 Proxy Statement	66

Director compensation

Director compensation for fiscal 2017

The following table shows the compensation of the individuals who served as members of our Board of Directors during any part of fiscal year 2017.

Name[1]	Fees earned or paid in cash ($)		Stock awards ($)[2]	All other compensation ($)		Total ($)
Douglas M. Baker, Jr.	117,500		150,009	3,000	(4)	270,509

Warner L. Baxter	117,500		150,009	—		267,509

Marc N. Casper	90,000	(3)	150,009	5,000	(4)	245,009

Arthur D. Collins, Jr.	111,500	(3)	150,009	5,000	(4)	266,509

Kimberly J. Harris	110,000		150,009	2,000	(4)	262,009

Roland A. Hernandez	122,500	(3)	150,009	1,000	(4)	273,509

Doreen Woo Ho	115,500	(3)	150,009	—		265,509

Olivia F. Kirtley	124,000	(3)	150,009	—		274,009

Karen S. Lynch	103,500	(3)	150,009	—		253,509

Richard P. McKenney	24,375	(3)	37,459	1,000	(4)	62,834

David B. O'Maley	141,500		150,009	3,000	(4)	294,509

O'dell M. Owens, M.D., M.P.H.	109,500		150,009	1,000	(4)	260,509

Craig D. Schnuck	97,500		150,009	4,000	(4)	251,509

Scott W. Wine	106,500	(3)	150,009	—		256,509

1.
Andrew Cecere, our President and Chief Executive Officer, and Richard K. Davis, our Executive Chairman and former Chief Executive Officer, are not included in this table because they were employees of U.S. Bancorp during 2017 and therefore received no compensation for their service as directors. The compensation each received as an employee of U.S. Bancorp is shown above in the Summary Compensation Table.
2.
The amounts in this column are calculated based on the fair market value of our common stock on the date the grant was made in accordance with FASB ASC Topic 718. Each director serving at the time received a grant of 2,957 restricted stock units on January 19, 2017 (grant date fair value: $150,009). Mr. McKenney joined the Board in October 2017, and he was granted 699 restricted stock units on October 19, 2017 (grant date fair value: $37,459).

  No non-employee director held any stock options as of December 31, 2017. The directors held restricted stock units as of December 31, 2017, as follows:

Name	Restricted stock units	Name	Restricted stock units
Mr. Baker	67,254	Ms. Kirtley	74,840

Mr. Baxter	7,043	Ms. Lynch	7,043

Mr. Casper	6,412	Mr. McKenney	699

Mr. Collins	69,962	Mr. O'Maley	73,768

Ms. Harris	14,143	Dr. Owens	65,869

Mr. Hernandez	23,578	Mr. Schnuck	81,474

Ms. Woo Ho	23,575	Mr. Wine	11,990

3.
Messrs. Casper, Collins, Hernandez, McKenney and Wine and Mses. Woo Ho, Kirtley and Lynch chose to defer their cash fees under the Director Deferred Compensation Plan.
4.
Represents matching contributions under our charitable matching gifts program, which is available to all of our employees and directors.

67	U.S. Bancorp 2018 Proxy Statement

Audit committee report and payment of fees to auditor

Audit committee report and payment of fees to auditor

Audit committee report

The consolidated financial statements of U.S. Bancorp for the year ended December 31, 2017, were audited by Ernst & Young LLP, independent auditor for U.S. Bancorp.

As part of its activities, the Audit Committee has:

  1.
  Reviewed and discussed with management the audited financial statements of U.S. Bancorp;
  2.
  Discussed with the independent auditor the matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the U.S. Public Company Accounting Oversight Board ("PCAOB"), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the SEC, PCAOB and NYSE rules;
  3.
  Received the written disclosures and letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence; and
  4.
  Discussed with the independent auditor its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of U.S. Bancorp for the year ended December 31, 2017, be included in U.S. Bancorp's Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors of U.S. Bancorp

Roland A. Hernandez, Chair	Karen S. Lynch
Warner L. Baxter	Scott W. Wine

Fees to independent auditor

The following aggregate fees were billed to us for professional services by Ernst & Young LLP for fiscal years 2017 and 2016:

($ in millions)	2017	2016
Audit fees	$10.9	$11.3
Audit-related fees	5.2	4.7
Tax fees	6.1	6.0
All other fees	0.9	1.4

Total	$23.1	$23.4

Audit fees: Audit fees consist of fees billed to us by Ernst & Young LLP for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, and audits of financial statements of our subsidiaries required by regulation, as well as procedures required by regulators, comfort letters, consents and assistance provided with our regulatory filings.

Audit-related fees: Audit-related fees consist of fees billed to us by Ernst & Young LLP for audits of pension and other employee benefit plan financial statements, audits of the financial statements of certain of our subsidiaries and affiliated entities, reviews of internal controls not related to the audit of our consolidated financial statements, and internal control reports for various lines of business to support their customers' business requirements.

Tax fees: Tax fees consist of fees billed to us by Ernst & Young LLP for tax compliance and review, tax planning and other tax services. The aggregate fees billed for tax compliance and review services, including the preparation of and assistance with federal, state and local income tax returns, sales and use filings, and foreign and other tax compliance, provided to us by Ernst & Young LLP was $4.1 million in 2017 and $4.5 million in 2016. In addition to fees being paid

U.S. Bancorp 2018 Proxy Statement	68

Audit committee report and payment of fees to auditor

for tax compliance services, we paid $2.0 million and $1.5 million for tax planning and other tax services provided to us by Ernst & Young LLP during 2017 and 2016, respectively.

All other fees: Other fees billed to us by Ernst & Young LLP in 2017 and 2016 primarily related to advisory services for internal control programs.

Administration of engagement of independent auditor

The Audit Committee is responsible for appointing, compensating, retaining and overseeing the work of our independent auditor, including approving the services provided by the independent auditor and the associated fees. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Controller or Chief Risk Officer. These requests are required to include information on the nature of the particular service to be provided, estimated related fees and management's assessment of the impact of the service on the auditor's independence. The Audit Committee has delegated to its chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent auditor.

All of the services provided by our independent auditor in 2017 and 2016, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies after consideration of any impact of these services on the auditor's independence.

69	U.S. Bancorp 2018 Proxy Statement

Proposal 2 — Ratification of selection of independent auditor

Proposal 2 — Ratification of selection of independent auditor

The Audit Committee has selected Ernst & Young LLP as our independent auditor for the 2018 fiscal year. Ernst & Young LLP began serving as our independent auditor for the fiscal year ended December 31, 2003. Our Audit Committee has carefully considered the selection of Ernst & Young LLP as our independent auditor, and has also considered whether there should be regular rotation of the independent external audit firm.

The Audit Committee annually reviews Ernst & Young LLP's independence and performance in connection with the committee's determination of whether to retain Ernst & Young LLP or engage another firm as our independent auditor. In determining whether to reappoint Ernst & Young LLP as U.S. Bancorp's independent auditor, the Audit Committee took into consideration a number of factors, including the qualifications of Ernst & Young LLP, the lead audit partner, and other key personnel; the length of time the firm has been engaged; the quality of the historical and recent performance on the U.S. Bancorp audit; Ernst & Young LLP's capability and expertise in handling the breadth and complexity of our operations; the appropriateness of Ernst & Young LLP's fees on an absolute basis and as compared to peer firms; and the advisability and potential impact of selecting a different independent audit firm.

In accordance with SEC rules and company policies, lead and concurring audit partners are subject to a maximum of five years of service in that capacity. The process for selecting the audit firm's lead engagement partner involves meetings with the candidates for the role by management; review and discussion with the Chair of the Audit Committee, who meets with selected candidates; and further discussion with the full committee.

The members of the Audit Committee believe the continued retention of Ernst & Young LLP to serve as our independent auditor is in the best interests of our company and its shareholders. While we are not required to do so, we are submitting the selection of Ernst & Young LLP to serve as our independent auditor for the 2018 fiscal year for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions, and will have the opportunity to make a statement if they desire to do so.

FOR

  The Board of Directors recommends that you vote "FOR" ratification of the selection of Ernst & Young LLP as the independent auditor of U.S. Bancorp for the 2018 fiscal year.

U.S. Bancorp 2018 Proxy Statement	70

Proposal 3 — Advisory vote on executive compensation

Proposal 3 — Advisory vote on executive compensation

Executive compensation is an important matter to us. We are asking our shareholders to provide advisory approval of the compensation of our executive officers named in the Summary Compensation Table, as we have described it in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement. We have been conducting annual advisory votes on executive compensation since 2009 and expect to conduct the next advisory vote at our 2019 annual meeting of shareholders.

We have designed our executive compensation program to create long-term shareholder value by attracting and retaining talented leaders and rewarding them for top performance. Our company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting "FOR" or "AGAINST" the following resolution:

  "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement."

As discussed in the "Compensation Discussion and Analysis" section earlier in this proxy statement, the Compensation and Human Resources Committee of the Board of Directors believes that the compensation of our NEOs in 2017 was reasonable and appropriate, reflected the performance of our company, and aligned our executives' interests with those of our shareholders to support long-term value creation.

This vote, which is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our NEOs described in this proxy statement. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board values our shareholders' opinions, and the Compensation and Human Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

FOR

  The Board of Directors recommends that you vote "FOR" approval of the compensation of our named executive officers, as disclosed in this proxy statement.

71	U.S. Bancorp 2018 Proxy Statement

Security ownership of certain beneficial owners and management

Security ownership of certain beneficial owners and management

The following tables show how many shares of our common stock were beneficially owned as of February 6, 2018, by each current director and director nominee, each of the NEOs, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our voting securities.

Unless otherwise noted, the shareholders listed in the tables have sole voting and investment power with respect to the shares of common stock owned by them. None of the shares beneficially owned by our directors or executive officers are subject to any pledge, in accordance with our company policy prohibiting them from pledging or hedging our common stock.

Directors and executive officers

Name of beneficial owner	Outstanding shares of common stock[1]	Options exercisable within 60 days of February 6, 2018	Restricted stock units[2]	Deferred compensation[3]	Total	Percent of common stock
Douglas M. Baker, Jr.	1,000	—	68,497	—	69,497	*

Warner L. Baxter	—	—	7,970	—	7,970	*

Marc N. Casper	—	—	7,336	—	7,336	*

Andrew Cecere	464,261	883,756	95,056	—	1,443,073	*

Arthur D. Collins, Jr.	—	—	71,219	28,719	99,938	*

Richard K. Davis	866,173	1,734,420	152,344	74,811	2,827,748	*

Terrance R. Dolan	44,523	104,498	31,847	—	180,868	*

Kimberly J. Harris	—	—	15,108	—	15,108	*

Roland A. Hernandez	—	—	24,592	2,784	27,376	*

Doreen Woo Ho	—	—	24,590	2,269	26,859	*

Gunjan Kedia	4,487	6,816	6,183	—	17,486	*

Olivia F. Kirtley	10,649	—	76,123	25,901	112,673	*

Karen S. Lynch	—	—	7,970	561	8,531	*

Richard P. McKenney	—	—	1,593	1,007	2,600	*

David B. O'Maley	241,682	—	75,045	12,351	329,078	*

O'dell M. Owens, M.D., M.P.H.	—	—	67,105	73,384	140,489	*

P.W. (Bill) Parker	219,411	109,136	39,204	—	367,751	*

Craig D. Schnuck	—	—	82,792	—	82,792	*

Jeffry H. von Gillern	69,321	123,851	30,806	—	223,978	*

Scott W. Wine	400	—	12,943	9,280	22,623	*

All directors and executive officers as a group (29 persons)	2,293,028	3,632,526	1,056,687	241,506	7,223,747	*

*
Indicates less than 1%.
1.
Common stock

  Includes the following shares beneficially owned by the indicated director or executive officer:

  ▶
  for Mr. Cecere, includes 341 shares held by Mr. Cecere's wife, as to which Mr. Cecere has no voting or investment power; and 11,131 shares held in the U.S. Bank 401(k) Savings Plan;

  ▶
  for Mr. Davis, includes 195,504 shares held in a trust of which Mr. Davis's wife is trustee and as to which Mr. Davis has no voting or investment power; and 19,440 shares held in the U.S. Bank 401(k) Savings Plan;

U.S. Bancorp 2018 Proxy Statement	72

Security ownership of certain beneficial owners and management
  ▶
  for Mr. Dolan, includes 5,695 shares held in the U.S. Bank 401(k) Savings Plan;

  ▶
  for Mr. Parker, includes 3,912 shares held as power of attorney on behalf of his mother;

  ▶
  for Mr. von Gillern, includes 15,044 shares held in the U.S. Bank 401(k) Savings Plan;

  ▶
  for Mr. Wine, includes 400 shares held in trusts of which Mr. Wine is trustee; and

  ▶
  for all directors and executive officers as a group, includes 84,426 shares held in the U.S. Bank 401(k) Savings Plan for the accounts of certain executive officers.
2.
Restricted stock units

  Restricted stock units (including performance-based restricted stock units held by our executive officers) are distributable in an equivalent number of shares of our common stock upon settlement. Restricted stock units granted to our officers are settled as they vest, and restricted stock units granted to our directors are immediately vested but do not settle until the director ceases to serve on the Board. The number of restricted stock units that are currently vested, or that vest within 60 days of February 6, 2018, is included in this column.

3.
Deferred compensation

  Certain of our directors and executive officers have deferred cash compensation under our deferred compensation plans. Some of these deferred amounts will be paid out in shares of our common stock upon the director's or officer's retirement or other termination of employment or service with U.S. Bancorp. The directors and officers have no voting or investment power as to these shares. The number of shares to which the directors and officers would have been entitled had their employment or service with U.S. Bancorp been terminated as of February 6, 2018, is included in this column.

Principal shareholders

Name of beneficial Owner	Shares of common stock	Percent of common stock
BlackRock, Inc.[1]	108,270,077	6.53%

Warren E. Buffett Berkshire Hathaway Inc.[2]	105,329,640	6.36%

The Vanguard Group[3]	107,303,222	6.48%

1.
BlackRock, Inc.

  Based on Amendment No. 8 to Schedule 13G filed with the SEC on January 23, 2018, by BlackRock, Inc., on behalf of itself and certain of its subsidiaries. BlackRock, Inc. has sole voting power over 93,734,067 shares and sole dispositive power over 108,270,078 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

2.
Warren E. Buffett and Berkshire Hathaway Inc.

  Based on Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2018, by Warren E. Buffett, Berkshire Hathaway Inc., a holding company which Mr. Buffett may be deemed to control, and other members of the filing group of which none beneficially owns more than 5% of the outstanding shares of U.S. Bancorp common stock. Mr. Buffett has sole voting and dispositive powers over 884,230 shares, and shared voting and dispositive powers over 104,445,320 shares. Berkshire Hathaway Inc. has sole voting and dispositive powers over no shares, and shared voting and dispositive powers over 104,445,320 shares. The address for each of Mr. Buffett and Berkshire Hathaway is 3555 Farnam Street, Omaha, NE 68131.

3.
The Vanguard Group

  Based on Amendment No. 3 to Schedule 13G filed with the SEC on February 9, 2018, by The Vanguard Group, on behalf of itself and certain of its subsidiaries. The Vanguard Group has sole voting power over 2,237,679 shares, shared voting power over 394,129 shares, sole dispositive power over 104,735,496 shares and shared dispositive power over 2,567,726 shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of The Vanguard Group, beneficially own 1,715,498 and 1,363,571 shares, respectively. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

73	U.S. Bancorp 2018 Proxy Statement

Questions and answers about the annual meeting and voting

Questions and answers about the annual meeting and voting

Why did I receive the proxy materials?

We have furnished the proxy materials to you over the Internet or mailed you a printed copy of these materials because the Board of Directors of U.S. Bancorp is soliciting your proxy to vote your shares of our common stock at the annual meeting of shareholders to be held on April 17, 2018, or at any adjournments or postponements of the meeting.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote." Andrew Cecere, our President and Chief Executive Officer, and Laura F. Bednarski, our Corporate Secretary, have been designated as the proxies to cast the votes of our shareholders at our 2018 annual meeting of shareholders.

How can I access the proxy materials and vote my shares?

The instructions for accessing the proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.

▶
If you are a shareholder who received a notice by mail regarding the Internet availability of the proxy materials:You may access the proxy materials and voting instructions over the Internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.
▶
If you are a shareholder who received an e-mail directing you to the proxy materials:You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to access these materials and vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.
▶
If you are a shareholder who received the proxy materials by mail:You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of annual meeting of shareholders and described in this proxy statement. Management will also report on our 2017 performance and, once the business of the annual meeting is concluded, respond to questions from shareholders.

Why did I receive a notice regarding the Internet availability of proxy materials instead of a printed copy of the proxy materials?

In accordance with rules adopted by the SEC, we are furnishing our proxy materials to our shareholders primarily over the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we reduce costs and lessen the environmental impact of our proxy solicitation. On or about March 6, 2018, we mailed a notice of Internet availability of the proxy materials to most of our shareholders who had not previously requested printed materials. The notice contains instructions about how to access our proxy materials and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you would like to receive a paper copy of our proxy materials, please follow the instructions on the notice.

We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice. If you received paper copies of the notice or proxy materials, we encourage you to

U.S. Bancorp 2018 Proxy Statement	74

Questions and answers about the annual meeting and voting

sign up to receive all of your future proxy materials electronically, as described under "How can I receive my proxy materials by e-mail in the future?" below.

Who is entitled to vote at the meeting?

The Board has set February 20, 2018, as the record date for the annual meeting. If you were a shareholder of record at the close of business on February 20, 2018, you are entitled to vote at the meeting. As of the record date, 1,650,830,919 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 1,650,830,919 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least one-third of the voting power of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

  ▶
  you have properly submitted a proxy vote by Internet, telephone or mail, even if you abstain from voting on one or more matters;

  ▶
  you are present and vote in person at the meeting; or

  ▶
  you hold your shares in street name (as discussed below) and you provide voting instructions to your broker, bank, trust or other nominee or you do not provide voting instructions but your broker, bank, trust or other nominee uses its discretionary authority to vote your shares on the ratification of the selection of our independent auditor.

What is the difference between a shareholder of record and a "street name" holder?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by it.

How do I vote if my shares are held in the U.S. Bank 401(k) Savings Plan?

If you hold any shares in the U.S. Bank 401(k) Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the U.S. Bank 401(k) Savings Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Savings Plan shares in person at the meeting.

What if I am a shareholder of record and do not specify how I want my shares voted?

If you submit your proxy by Internet or submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the recommendations of the Board. Our telephone voting procedures do not permit you to submit your proxy vote by telephone without specifying how you want your shares voted.

75	U.S. Bancorp 2018 Proxy Statement

Questions and answers about the annual meeting and voting

What if I hold my shares in street name and do not provide voting instructions?

If you hold your shares in street name and do not provide voting instructions, your broker, bank, trust or other nominee has discretionary authority to vote your shares on the ratification of the selection of Ernst & Young LLP as our independent auditor. However, in the absence of your specific instructions as to how to vote, your broker, bank, trust or other nominee does not have discretionary authority to vote on any other proposal. Such a situation results in a "broker non-vote," which does not have an effect on the outcome of the proposal. It is important, therefore, that you provide instructions to your broker, bank, trust or other nominee so that your vote with respect to the other proposals is counted.

What is the voting standard and what is the effect of abstentions?

You may vote "FOR," "AGAINST" or "ABSTAIN" with respect to each nominee for the Board of Directors (Proposal 1), the ratification of the selection of independent auditor (Proposal 2), and the advisory vote on executive compensation (Proposal 3).

The following table summarizes the voting standard applicable to each proposal and the effect of an "ABSTAIN" vote in each instance.

Proposal	Voting standard	Effect of "ABSTAIN" vote
Election of directors	The nominee is elected if the number of votes cast "FOR" him or her exceeds the number of votes cast "AGAINST" him or her	No effect

All other proposals	The proposal is approved if "FOR" votes are cast by the majority of shares present and entitled to vote on the matter	Same effect as "AGAINST" vote

What does it mean if I receive more than one notice of Internet availability of proxy materials, proxy card, voting instruction form, or e-mail with instructions on how to access the proxy materials?

If you receive more than one notice of Internet availability of proxy materials, proxy card, voting instruction form, or e-mail with instructions on how to access the proxy materials, it means that you hold shares in more than one account. To ensure that all of your shares are voted, vote separately for each notice of Internet availability of proxy materials, proxy card, voting instruction form, and e-mail you receive.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by:

  ▶
  voting again over the Internet or by telephone by no later than 11:59 p.m., Eastern Time, on April 16, 2018, or by submitting a proxy card with a later date and returning it so that it is received by April 16, 2018; or

  ▶
  submitting written notice of revocation to our Corporate Secretary at the address shown on page 79 of this proxy statement so that it is received by April 16, 2018.

Attending the meeting will not revoke your proxy unless you specifically request to revoke it or submit a ballot at the meeting. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should write to Investor Relations, U.S. Bancorp, 800 Nicollet Mall, Minneapolis, MN 55402 or call 866.775.9668.

If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote. If you are a participant in the U.S. Bank 401(k) Savings Plan, you may revoke your proxy and change your vote as described above, but only until 11:59 p.m., Eastern Time, on April 12, 2018.

Will my vote be kept confidential?

Yes. We have procedures to ensure that all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as follows: to meet legal requirements, to assert claims for or defend claims against

U.S. Bancorp 2018 Proxy Statement	76

Questions and answers about the annual meeting and voting

our company, to allow authorized individuals to count and certify the results of the shareholder vote if a proxy solicitation in opposition to the Board takes place, or to respond to shareholders who have written comments on proxy cards or who have requested disclosure. We also have the voting tabulations performed by an independent third party.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc., our tabulation agent, will tabulate the votes and act as independent inspectors of election.

How do I attend the meeting?

You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to represent, one of our shareholders on the record date. We will confirm that you are entitled to attend the annual meeting by one of the following means:

▶
If you are the record holder of your shares: We will verify your name and stock ownership on the record date against our list of registered shareholders.
▶
If you hold your shares in street name: You must present one of the following documents as evidence of your ownership on the record date: the voting instruction form or notice of Internet availability you received from your broker, bank, trust or other nominee, or your most recent brokerage or bank statement.
▶
If you are acting as the representative of a shareholder: You must present a written proxy granting you authority to represent the shareholder at the annual meeting; the written proxy must include your name and be signed by the shareholder you are representing. If the shareholder you are representing is a record holder, we will verify that person's name and stock ownership against our list of registered shareholders. If the shareholder you are representing holds shares in street name, you must provide the voting instruction form or notice of Internet availability the shareholder received from his or her broker, bank, trust or other nominee, or his or her most recent brokerage or bank statement, along with the written proxy.

At the entrance to the meeting, you must present a valid form of photo identification, such as a driver's license. We will then verify that your name appears in our stock records or will inspect your proof of ownership if you are a street name holder, as described above. If you are acting as a representative of a shareholder, we will inspect the written proxy you present as evidence of your authority to represent the shareholder, along with evidence of the shareholder's ownership, as described above. We will decide in our sole discretion whether the documentation you present for admission to the meeting meets these requirements. The admission of persons who are guests of shareholders is subject to the discretion of management.

Anyone needing special assistance should call Investor Relations at 866.775.9668. Please allow ample time for the admission procedures described above. Please let us know if you plan to attend the meeting by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on your proxy card.

If you are not able to attend the meeting, you will still be able to access an audio replay of the management presentation given at the meeting from our website. You can find instructions on how to access the replay and the presentation materials on our website at www.usbank.com by clicking on "About Us" and then "Investor Relations" and then "Webcasts & Presentations."

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Alliance Advisors, LLC, to assist in the solicitation of proxies for the annual meeting for a fee of $20,000, plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone, facsimile, e-mail or in person. They will not receive any additional compensation for these activities.

77	U.S. Bancorp 2018 Proxy Statement

Questions and answers about the annual meeting and voting

Does the company "household" annual meeting materials?

The SEC rules allow a single copy of the notice of Internet availability of proxy materials or proxy statement and annual report to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as "householding." Although we do not household for our registered shareholders, we understand that some brokers, banks, trusts and other nominees household U.S. Bancorp notices of Internet availability of proxy materials or proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank, trust or other nominee that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our notice of Internet availability of proxy materials or proxy statement or annual report, or if you are receiving multiple copies of any of these documents and wish to receive only one, please notify your broker, bank, trust or other nominee. We will deliver promptly upon written or oral request a separate copy of our notice of Internet availability of proxy materials, proxy statement and/or our annual report to a shareholder at a shared address to which a single copy was delivered. For copies of any of these documents, shareholders should write to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or call 866.775.9668.

How can I receive my proxy materials by e-mail in the future?

Instead of receiving future paper copies of the notice of Internet availability of proxy materials or our proxy materials by mail, you can elect to receive an e-mail with links to these documents, your control number and instructions for voting over the Internet. Opting to receive your proxy materials by e-mail will save the cost of producing and mailing documents to you and will also help conserve environmental resources. Your e-mail address will be kept separate from any other company operations and will be used for no other purpose.

If we mailed you a notice of Internet availability of proxy materials or a printed copy of our proxy statement and annual report and you would like to sign up to receive these materials by e-mail in the future, you can choose this option by:

  ▶
  following the instructions provided on your proxy card or voting instruction form if you received a paper copy of the proxy materials;

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  following the instructions provided when you vote over the Internet; or

  ▶
  going to http://enroll.icsdelivery.com/usb and following the instructions provided.

You may revoke this request at any time by following the instructions at http://enroll.icsdelivery.com/usb. Your election will remain in effect unless you revoke it later.

U.S. Bancorp 2018 Proxy Statement	78

Other matters

Other matters

Annual Report to Shareholders and Form 10-K

If you received a paper copy of the proxy materials, our 2017 Annual Report to Shareholders, including financial statements for the year ended December 31, 2017, accompanied this proxy statement. The 2017 Annual Report to Shareholders is also available on our website at www.usbank.com by clicking on "About Us" and then "Investor Relations." Copies of our 2017 Annual Report on Form 10-K, which is on file with the SEC, are available to any shareholder who submits a request in writing to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires our executive officers, Controller and directors to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Our executive officers, Controller and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to 2017 and written representations from our executive officers, Controller and directors, we believe that all Section 16(a) filing requirements applicable to those persons during 2017 were satisfied.

Communicating with U.S. Bancorp's Board of Directors

Shareholders or any other interested party may communicate with our Board of Directors by sending a letter addressed to our Board of Directors, non-employee directors, Chairman, Lead Director or specified individual directors to:

The Office of the Corporate Secretary U.S. Bancorp BC-MN-H21O 800 Nicollet Mall Minneapolis, MN 55402

Any such letters will be delivered to the Lead Director, or to a specified director if so addressed. Letters relating to accounting matters will also be delivered to our Chief Risk Officer for handling in accordance with the Audit Committee's policy on investigation of complaints relating to accounting matters.

The Lead Director (or, in the Lead Director's discretion, the chair of the relevant Board committee) may be available to meet with shareholders as appropriate. Requests for such a meeting are considered on a case-by-case basis.

Deadlines for submitting proposals and nominating directors for the 2019 annual meeting

Submitting a shareholder proposal for inclusion in our proxy statement

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2019 annual meeting of shareholders, we must receive the written proposal at our principal executive offices at U.S. Bancorp, BC-MN-H21O, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Corporate Secretary, on or before November 6, 2018. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Nominating a director for inclusion in our proxy statement (proxy access nominees)

A shareholder or group of up to 20 shareholders that has held at least 3% of the outstanding shares of our company's common stock for at least three years is able to nominate directors to fill up to 20% of the Board seats (but at least two directors) for inclusion in our proxy statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our bylaws and notice is received between 150 and 120 days before the anniversary of the date the proxy statement for the prior year's annual meeting was released to shareholders.

79	U.S. Bancorp 2018 Proxy Statement

Other matters

In order for a nominee to be considered for inclusion in our proxy statement for the 2019 annual meeting of shareholders, we must receive written notice of the nomination at our principal executive offices at U.S. Bancorp, BC-MN-H21O, 800 Nicollet Mall, Minneapolis, Minnesota, Attention: Corporate Secretary, no earlier than October 7, 2018, and no later than November 6, 2018. The notice must contain the specific information required by our bylaws. You can find a copy of our bylaws on our website at www.usbank.com by clicking on "About Us" and then "Investor Relations" and then "Corporate Governance" and then "Restated Bylaws."

Other shareholder proposals and director nominations (advance notice provisions)

Our bylaws provide that a shareholder may nominate from the floor a director for election at the annual meeting if proper written notice is received by the Corporate Secretary of U.S. Bancorp at our principal executive offices in Minneapolis, Minnesota, at least 120 days in advance of the anniversary of the prior year's annual meeting. A shareholder may present from the floor a proposal other than a director nomination if proper written notice is received by the Corporate Secretary at least 120 days in advance of the anniversary of the date the proxy statement for the prior year's annual meeting was released to shareholders.

For the 2019 annual meeting of shareholders, notices of director nominations and shareholder proposals to be made from the floor must be received on or before December 18, 2018, and November 6, 2018, respectively. The notice must contain the specific information required by our bylaws. You can find a copy of our bylaws on our website at www.usbank.com by clicking on "About Us" and then "Investor Relations" and then "Corporate Governance" and then "Restated Bylaws."

Shareholder proposals and director nominations for which notice is received by us after November 6, 2018, and December 18, 2018, respectively, may not be presented in any manner at the 2019 annual meeting.

Other matters for consideration

We do not know of any other matters that may be presented for consideration at the 2018 annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies above under the heading "Questions and Answers About the Annual Meeting and Voting — What is a proxy?" will vote as they deem in the best interests of U.S. Bancorp.

Laura F. Bednarski
 Corporate Secretary

Dated: March 6, 2018

U.S. Bancorp 2018 Proxy Statement	80

Non-GAAP financial measures

Non-GAAP financial measures

Return on tangible common equity (ROTCE) is calculated by dividing net earnings applicable to common shareholders, excluding the impact of intangibles amortization, by tangible common shareholders' equity. We believe that ROTCE is a meaningful way for holders of U.S. Bancorp common stock to assess the company's use of equity.

We use net interest income on a taxable-equivalent basis to calculate our efficiency ratio. We believe that this presentation is the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, we excluded notable items from the presentation in this proxy statement of efficiency ratio, return on average assets and return on average common equity for 2017 for the company and members of our financial peer group because we believe that core results provide a more reliable means of comparison.

The calculations of U.S. Bancorp's ROTCE for 2008 through 2017, U.S. Bancorp's efficiency ratio for 2017, using net interest income on a taxable-equivalent basis and excluding notable items, and U.S. Bancorp's return on average assets and return on average common equity for 2017, excluding notable items, follow:

Years Ended December 31 (Dollars in Millions)	2017	2016	2015	2014	2013	2012	2011	2010	2009	2008
Net income applicable to U.S. Bancorp common shareholders	$5,913	$5,589	$5,608	$5,583	$5,552	$5,383	$4,721	$3,332	$1,803	$2,819
Intangibles amortization (net-of-tax)	114	116	113	129	145	178	194	239	252	231

Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (a)	6,027	5,705	5,721	5,712	5,697	5,561	4,915	3,571	2,055	3,050
Average total equity	49,097	47,988	45,502	43,524	41,287	38,736	33,116	28,799	27,021	23,324
Less: Average preferred stock	5,490	5,501	4,836	4,756	4,804	4,381	2,414	1,742	4,445	2,246
Less: Average noncontrolling interests	631	649	689	687	1,370	1,125	916	750	714	754
Less: Average goodwill (net of deferred tax liability)[1]	8,160	8,242	8,347	8,435	8,564	8,295	8,288	8,410	8,318	7,844
Less: Average intangible assets, other than mortgage servicing rights	637	783	764	848	920	1,112	1,297	1,517	1,649	1,611

Average U.S. Bancorp common shareholders' equity, excluding intangible assets (b)	34,179	32,813	30,866	28,798	25,629	23,823	20,201	16,380	11,895	10,869
Return on tangible common equity (a)/(b)	17.6%	17.4%	18.5%	19.8%	22.2%	23.3%	24.3%	21.8%	17.3%	28.1%
Net interest income	$12,241
Taxable-equivalent adjustment[2]	205

Net interest income, on a taxable-equivalent basis	12,446
Net interest income, on a taxable-equivalent basis (as calculated above)	12,446
Noninterest income	9,611
Less: Securities gains (losses), net	57

Total net revenue, excluding net securities gains (losses) (c)	22,000
Noninterest expense	12,945
Less: Notable items[3]	825

Noninterest expense, excluding notable items (d)	12,120
Efficiency ratio, excluding notable items (d)/(c)	55.1%
Net income attributable to U.S. Bancorp	$6,218
Less: Notable items[4]	150

Net income attributable to U.S. Bancorp, excluding notable items (e)	6,068
Average assets (f)	$448,582
Return on average assets, excluding notable items (e)/(f)	1.35%
Net income applicable to U.S. Bancorp common shareholders	$5,913
Less: Notable items[4]	150

Net income applicable to U.S. Bancorp common shareholders, excluding notable items (g)	5,763
Average common equity (h)	$42,976
Return on average common equity, excluding notable items (g)/(h)	13.4%

1.
Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements.
2.
Utilizes a tax rate of 35 percent, for the periods presented, for those assets and liabilities whose income or expense is not included for federal income tax purposes.

3.
Notable items for the year ended December 31, 2017 include: $608 million legal and regulatory accrual, $150 million contribution to the U.S. Bank Foundation and $67 million one-time bonus to certain eligible employees.

4.
Notable items for the year ended December 31, 2017 include: $910 million reduction in income tax expense due to tax reform legislation, $608 million legal and regulatory accrual, $105 million (after-tax) contribution to the U.S. Bank Foundation and $47 million (after-tax) one-time bonus to certain eligible employees.

81	U.S. Bancorp 2018 Proxy Statement

Annual meeting time and location

Tuesday, April 17, 2018, at 11:00 a.m., local time

Hyatt Regency Albuquerque
Grand Pavilion
330 Tijeras NW
Albuquerque, NM 87102

Community Possible

At U.S. Bank, we invest our time, resources and passion to build and support vibrant communities that allow every person to work toward their possible. We do this through our commitment to economic development, financial literacy, the environment, diversity and inclusion, and employee volunteerism and service.

Community Possible is our corporate giving and engagement platform focused on closing the gaps between people and possibility in the areas of Work, Home and Play. We believe the building blocks of all thriving communities where all things are possible include: stable employment opportunities, a home to call your own, and a community connected through culture, recreation and play.

U.S. Bank proudly invests in nonprofit and neighborhood organizations, volunteers, and supports economic development in communities like yours. Because we believe the efforts we make today will create even greater change tomorrow . . . so that everyone will have a chance to live in a place surrounded by possible.

We are excited to help build even stronger communities and to make Community Possible for years to come.

Work

At U.S. Bank, we know that a strong small business environment and an educated workforce ensure the prosperity of our communities. Through our grant making and investments, we make that possible. We support programs and organizations that help small businesses thrive, provide pathways to higher education, and help people succeed in the workforce and gain greater financial literacy.

Home

The case for a stable, healthy home environment is clear: children and families are better positioned to thrive and succeed in a home that is safe and permanent. In response, our grant making and investments support efforts that connect individuals and families with sustainable housing opportunities.

Play

Play brings joy. It is beneficial for problem solving, creativity and relationships. And play is just as necessary for adults as it is for kids. But in low- and moderate-income communities, there are often limited spaces for play and limited access to arts and cultural activities. We invest in community programming that supports access to the arts, arts education and learning through play for children and adults in low- and moderate-income communities.

/usbank | usbank.com/communitypossible

usbancorp

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 16, 2018; or April 12, 2018, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 16, 2018; or April 12, 2018, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you call and then follow the instructions. U.S. BANCORP INVESTOR RELATIONS 800 NICOLLET MALL BC-MN-H23K MINNEAPOLIS, MN 55402-7014 VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided, or return it to U.S. Bancorp, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by April 17, 2018. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E36960-P02314-Z71767 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. U.S. BANCORP The Board of Directors recommends a vote "FOR" each of the following nominees: 1 - Election of Directors: For ! ! ! ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Warner L. Baxter 1b. Marc N. Casper The Board of Directors recommends a vote "FOR" the following proposals: 2 - The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2018 fiscal year. 3 - An advisory vote to approve the compensation of our executives disclosed in the proxy statement. 1c. Andrew Cecere For ! ! Against ! ! Abstain ! ! 1d. Arthur D. Collins, Jr. 1e. Kimberly J. Harris 1f. Roland A. Hernandez 1g. Doreen Woo Ho 1h. Olivia F. Kirtley 1i. Karen S. Lynch 1j. Richard P. McKenney 1k. David B. O’Maley 1l. O’dell M. Owens, M.D., M.P.H. For address changes and/or comments, please check this box and write them on the back where indicated. ! 1m. Craig D. Schnuck Yes ! No ! Please indicate if you plan to attend this meeting. 1n. Scott W. Wine Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 17, 2018: Our Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. FOLD AND DETACH HERE E36961-P02314-Z71767 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS April 17, 2018 The undersigned, having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Andrew Cecere and Laura F. Bednarski, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the U.S. Bancorp 2018 Annual Meeting of Shareholders and authorize(s) each to vote in his or her discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, these shares will be voted "FOR" all nominees for director, "FOR" Proposals 2 and 3, and in the discretion of the named proxies on all other matters. IF YOU DO NOT VOTE BY INTERNET OR PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Address Changes/Comments: